                                                                  Exhibit 10.5


                                                                  EXECUTION COPY







                                 LOAN AGREEMENT


                            Dated as of July 31, 1998


                                  by and among


                    THE BORROWERS LISTED ON SCHEDULE 1 HERETO
                         as joint and several Borrowers,




                         MERIDIAN FUNDING COMPANY, LLC,
                                  as the Lender



                                       and



                              BANKERS TRUST COMPANY
                             as the Collateral Agent

                                TABLE OF CONTENTS

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                                                                                     Page
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
ARTICLE I CERTAIN DEFINITIONS........................................................   2
     Section 1.1.   Definitions......................................................   2

ARTICLE II GENERAL TERMS.............................................................  33
     Section 2.1.   Amount of the Loan; Amounts of Advances..........................  33
     Section 2.2.   Use of Proceeds..................................................  33
     Section 2.3.   Security for the Loan............................................  33
     Section 2.4.   Borrower's Note..................................................  33
     Section 2.5.   Principal, Interest and Fees.....................................  34
     Section 2.6.   Voluntary Prepayment.............................................  34
     Section 2.7.   Mandatory Prepayment.............................................  35
     Section 2.8.   Application of Payments..........................................  37
     Section 2.9.   Method and Place of Payment......................................  37
     Section 2.10.  Taxes............................................................  37
     Section 2.11.  Release of Collateral............................................  37
     Section 2.12.  Central Cash Management..........................................  38
     Section 2.13.  Security Agreement...............................................  45
     Section 2.14.  Supplemental Mortgage Affidavits.................................  48

ARTICLE III CONDITIONS PRECEDENT.....................................................  48
     Section 3.1.   Conditions Precedent to Effectiveness............................  48
     Section 3.2.   Execution and Delivery of Agreement..............................  50
     Section 3.3.   Conditions Precedent to Disbursement of an Advance...............  50
     Section 3.4.   Acceptance of Borrowings.........................................  54
     Section 3.5.   Form of Loan Documents and Related Matters.......................  55

ARTICLE IV REPRESENTATIONS AND WARRANTIES............................................  55
     Section 4.1.   Closing Date Borrower Representations............................  55
     Section 4.2.   Advance Closing Date Borrower Representations....................  59
     Section 4.3.   Survival of Representations......................................  66

ARTICLE V AFFIRMATIVE COVENANTS......................................................  66
     Section 5.1.   Borrower Covenants...............................................  66

ARTICLE VI NEGATIVE COVENANTS........................................................  78
     Section 6.1.   Borrower Negative Covenants......................................  78

ARTICLE VII DEFAULTS.................................................................  81


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
     Section 7.1.   Event of Default.................................................  81
     Section 7.2.   Remedies.........................................................  84
     Section 7.3.   Remedies Cumulative..............................................  85

ARTICLE VIII MISCELLANEOUS...........................................................  85
     Section 8.1.   Survival.........................................................  85
     Section 8.2.   Lender's Discretion..............................................  86
     Section 8.3.   Governing Law....................................................  86
     Section 8.4.   Modification, Waiver in Writing..................................  87
     Section 8.5.   Delay Not a Waiver...............................................  87
     Section 8.6.   Notices..........................................................  87
     Section 8.7.   TRIAL BY JURY....................................................  88
     Section 8.8.   Headings.........................................................  88
     Section 8.9.   Assignment.......................................................  88
     Section 8.10.  Severability.....................................................  88
     Section 8.11.  Preferences......................................................  88
     Section 8.12.  Waiver of Notice.................................................  88
     Section 8.13.  Remedies of Borrower.............................................  89
     Section 8.14.  Exhibits Incorporated............................................  89
     Section 8.15.  Offsets, Counterclaims and Defenses..............................  89
     Section 8.16.  No Joint Venture or Partnership..................................  89
     Section 8.17.  Waiver of Marshaling of Assets Defense...........................  89
     Section 8.18.  Waiver of Counterclaim...........................................  90
     Section 8.19.  Conflict; Construction of Documents..............................  90
     Section 8.20.  Brokers and Financial Advisors...................................  90
     Section 8.21.  Counterparts.....................................................  90
     Section 8.22.  Estoppel Certificates............................................  90
     Section 8.23.  Payment of Expenses..............................................  90
     Section 8.24.  Bankruptcy Waiver................................................  91
     Section 8.25.  Limited Recourse.................................................  92
     Section 8.26.  Borrower's Agent.................................................  92
     Section 8.27.  Regarding the Collateral Agent...................................  92

Schedules

1  -  Borrowers

2  -  Initial Advance Amounts, Appraised Values, Purchase Prices and
      All-In Costs

3  -  Capital Structure of Borrower

4  -  Survey Requirements

5  -  Title Insurance Requirements

Exhibits

A  -  Promissory Note (Form)

B  -  Contribution Agreement (Form)

C  -  Collateral Agency Agreement (Form)

D  -  Guarantee (Form)

E  -  Pledge and Security Agreement (Form)

F  -  Indemnity Agreement (Form)

G  -  Mortgage, Assignment of Rents, Security Agreement and Fixture
      Filing (Form)

H  -  Present Assignment of Rents (Form)

I  -  Assignment of U.S. Government Contract (Form)

J  -  Notice of Assignment (Form)

K  -  Collateral Assignment of Interest Rate Protection Agreement (Form)

L  -  Property Manager's Consent and Subordination of  Management
      Agreement (Form)

M  -  Estoppel Certificate (Form)

N  -  Nonconsolidation Opinion of Skadden, Arps, Slate, Meagher & Flom
      LLP (Form)

O  -  Closing Date Opinion of  Skadden, Arps, Slate, Meagher & Flom LLP (Form)

P  -  Advance Closing Date Opinion of  Skadden, Arps, Slate, Meagher & Flom LLP
      (Form)

Q  -  Opinion of Local Counsel (Form)

R  -  Description of Hedging Policy

S  -  Required Debt Service Payment Certificate (Form)

T  -  Request for Borrowing (Form)

U  -  Partnership Pledge Agreement (Form)

V  -  Substantive Consolidation Certificate (Form)

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT, made as of July 31, 1998, is by and among MERIDIAN FUNDING COMPANY, LLC, a Delaware limited liability company, having an address at 25 West 43rd Street, New York, New York 10036 (the "Lender"), each of the borrowers listed on Schedule 1 hereto, as such schedule may be amended from time to time, having the respective addresses listed on such Schedule 1 (each, a "Borrower" and collectively, the "Borrowers"), and BANKERS TRUST COMPANY, having an address at Four Albany Street, New York, New York 10006, as collateral agent for the equal and ratable benefit of the Secured Parties defined below (in such capacity, the "Collateral Agent").

                                    RECITALS

         WHEREAS, the Borrowers desire to obtain, on a joint and several basis, a series of loans (each, an "Advance"; collectively, the "Loan") from the Lender in an aggregate amount of up to $234,155,624.00 (the "Loan Amount") to finance or refinance the acquisition by the respective Borrowers of various commercial real estate properties leased to the federal General Services Administration and, subject to certain conditions, other properties;

         WHEREAS, the Lender is unwilling to make the Loan unless the Borrowers join in the execution and delivery of this Agreement which shall establish the terms and conditions of the Loan and of each Advance;

         WHEREAS, the Borrowers have agreed to establish certain accounts and subaccounts and to grant to the Collateral Agent on behalf of the Secured Parties defined below, including the Lender, a security interest therein upon the terms and conditions of the security agreement set forth in Section 2.13; and

         WHEREAS, Bankers Trust Company, in its capacity as the Collateral Agent, is willing to join in the security agreement set forth in Section 2.13 by execution and delivery of this Agreement in that capacity;

         NOW, THEREFORE, in consideration of the making of the Loan by the Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereby covenant, agree, represent and warrant as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         Section 1.1. Definitions. For all purposes of this Agreement:

         (1) the capitalized terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

         (2) all accounting terms have the meanings assigned to them in accordance with generally accepted accounting principles in effect in the United States of America on the date hereof;

         (3) the term "including" shall mean "including without limitation";

         (4) all references to a contract, agreement or lease herein shall mean such contract, agreement or lease and all exhibits, schedules and other attachments thereto, as any such contract, agreement or lease may be amended, supplemented or otherwise modified from time to time in a manner that does not violate the provisions of this Agreement;

         (5) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

         (6) the following terms have the following meanings:

         "Account Collateral" has the meaning provided in Section 2.13(a).

         "Accounts" means all accounts (as defined in the UCC), now owned or hereafter acquired by any Borrower, and arising out of or in connection with, the operation of the Facilities and shall also mean and include the Collection Account, the Sub-Accounts and the Basic Carrying Costs Account, and all other accounts described in the Property Management Agreements and all present and future accounts receivable, inventory accounts, contract rights, chattel paper, notes, acceptances, insurance policies, Instruments, Documents or other rights to payment and all forms of obligations owing at any time to any Borrower thereunder, whether now existing or hereafter created or otherwise acquired by such Borrower, and all Proceeds thereof and all liens, security interests, guaranties, remedies, privileges and other rights pertaining thereto, and all rights and remedies of any kind forming the subject matter of any of the foregoing. Without limiting the generality of the foregoing, the term "Accounts" shall include (i) all income, rents, issues, profits, revenues, deposits and other benefits from the Facilities, including, without limitation, all revenues and credit card receipts collected from restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by any Borrower or any operator or manager of the Facilities or other commercial space located at the Facilities or acquired from others including, without limiting the generality of the foregoing, from rental of space, halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, food and beverage wholesale and retail sales of merchandise, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance; (ii) all sums of money, and all instruments, documents and securities held in any accounts in connection therewith, or any demand, time, savings or other account maintained with any bank or certificate of deposit issued by any bank with the proceeds of such account; and (iii) all of the records and books of account now or hereafter maintained by or on behalf of any Borrower in connection with the operation of the Facilities.

         "Adjusted Cash Flow" means for any period (and calculated for either a Facility or the Facilities) the Net Operating Income thereof for such period reduced by (i) an annual allowance for Capital Improvement Costs equal to the greater of (x) the product of (1) $0.15 and (2) the aggregate area of all improvements in all Facilities, measured in square feet, and (y) the amount identified in the Engineering Report(s) as the annual amount needed to be reserved for ongoing capital expenditures; (ii) annual property or asset management fees with respect thereto equal to the greater of (x) actual property or asset management fees paid pursuant to the Property Management Agreements and
(y) 2.5% of Gross Revenue per annum, to the extent that such costs have not been included in Operating Expenses; (iii) costs of environmental audits and monitoring, environmental remediation work or any other expenses incurred with respect to compliance with Environmental Laws for the Facilities (or any Facility); and (iv) an amount equal to any actual leasing commissions and tenant improvements with respect thereto or leasing commissions and tenant improvements with respect thereto projected by the Borrowers (which projections shall be approved by the Lender) on the basis of Lease maturities. For each Facility, the initial calculation of Adjusted Cash Flow and all other calculations of Adjusted Cash Flow made prior to the first anniversary of the Advance Closing Date with respect to such Facility shall be made on an annualized basis using existing Adjusted Cash Flow, and using the further assumptions, described on Schedule 1 attached hereto. All calculations of Adjusted Cash Flow for a Facility made after such time shall be based on Net Operating Income for the prior three-month and 12-month period.

         "Advance" has the meaning provided in the Recitals hereto.

         "Advance Closing Date" means each date on which an Advance is made hereunder with respect to a Facility pursuant to Section 3.3.

         "Advance Rate" means, with respect to any Advance or with respect to all Advances, 75%, or such other amount as shall be determined by the Lender and the Rating Agencies.

         "Advisor" has the meaning provided in Section 8.20.


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
         "Affiliate" of any specified Person means any other Person Controlling or Controlled by or under common Control with such specified Person.

         "Affiliated Entities" means, collectively, the Borrowers, the Borrower's Agent, the Guarantor, the Manager, the Operating Partnership and the Indemnitors.

         "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified, supplemented or amended.

         "All-In Costs" means, with respect to each Facility, the costs associated with the acquisition of such Facility (including legal expenses, brokerage fees, financing costs, third party due diligence and other transaction costs), as set forth on Schedule 2, or with respect to the Facilities financed after the initial Advance Closing Date, as certified by the Borrowers and approved by the Lender.

         "Allocated Loan Amount" means the portion of the Loan Amount allocated to each Facility (which initially shall be the amount of the Advance with respect to such Facility, as set forth on Schedule 2), as such amounts shall be adjusted from time to time as set forth in this Agreement. Upon each adjustment in the amount of Principal Indebtedness due to a prepayment of principal pursuant to Section 2.6, Section 2.7(c), Section 2.7(d) or Section 2.7(e), each Allocated Loan Amount shall be decreased by an amount equal to the product of
(i) the amount of such principal payment and (ii) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the total of all Allocated Loan Amounts prior to the adjustment to the Principal Indebtedness resulting in the recalculation of the Allocated Loan Amount. When the Principal Indebtedness is reduced as a result of (x) the Lender's receipt of Net Proceeds or Loss Proceeds with respect to a Taking or casualty affecting 100% of a Facility or (y) the Lender's receipt of the Release Price with respect to an Individual Property pursuant to a Transfer of such Individual Property pursuant to Section 2.7(a), the Allocated Loan Amount for the Individual Property with respect to which the Net Proceeds, Loss Proceeds or Release Price was received shall be reduced to zero (such Allocated Loan Amount prior to such reduction being referred to as the "Withdrawn Allocated Amount"), and each other Allocated Loan Amount shall
(i) if the Withdrawn Allocated Amount exceeds such Net Proceeds, Loss Proceeds or Release Price, as the case may be (such excess being referred to as the "Proceeds Deficiency"), be increased by an amount equal to the product of (1) the Proceeds Deficiency and (2) a fraction, the numerator of which is the applicable Allocated Loan Amount (prior to the adjustment in question) and the denominator of which is the aggregate of all of the Allocated Loan Amounts other than the Withdrawn Allocated Amount or (ii) if such Net Proceeds, Loss Proceeds or Release Price, as the case may be, are greater than or equal to the Withdrawn Allocated Amount, remain unadjusted.

         "Appraisals" means the appraisals with respect to each Facility delivered to the Lender in connection with the Loan and any more recent appraisal of any Facility delivered to the Lender (whether or not required to be delivered pursuant to the terms and conditions of this

Agreement, but provided, however, that nothing herein shall be deemed to require any Individual Property to be appraised subsequent to the Appraisal relied upon by the Lender in connection with the Advance made with respect to such Individual Property), each made by an Appraiser at the request of any Borrower or the Lender, as any of the same may be updated by recertification from time to time by the Appraiser performing such Appraisal.

         "Appraised Value" of any Facility means the fair market value of such Facility as set forth in its Appraisal.

         "Appraiser" means a duly qualified, appropriately licensed appraiser meeting each of the relevant requirements set forth in the federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, and approved in writing by the Lender.

         "Assignment of Rents" means, with respect to a Facility, a first priority Present Assignment of Rents, in the form attached hereto as Exhibit H, dated as of the applicable Advance Closing Date, from a Borrower, as assignor, to the Collateral Agent, as assignee, assigning to the Collateral Agent such Borrower's interest in and to the Leases and the Rents with respect to such Facility as collateral security for the Loan, as the same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, and "Assignments of Rents" means all such instruments collectively.

         "Assignment of Interest Rate Protection Agreement" means, a Collateral Assignment of Rate Protection Agreement required pursuant to the terms of this Agreement, in the form attached hereto as Exhibit K, from the Borrowers, as assignors, to the Collateral Agent, as assignee, and consented to by the counterparty to the applicable Interest Rate Protection Agreement.

         "Assignment of U.S. Government Contract" means, with respect to each GSA Lease, an Assignment of U.S. Government Contract required pursuant to the terms of this Agreement, in the form attached hereto as Exhibit I, from the applicable Borrower, as assignor, to the Collateral Agent, as assignee, and "Assignments of U.S. Government Contract" means all such instruments collectively.

         "Basic Carrying Costs" means the following costs with respect to the Mortgaged Property: (i) Impositions and (ii) insurance premiums for policies of insurance required to be maintained by the Borrowers pursuant to this Agreement or the other Loan Documents.

         "Basic Carrying Costs Account" has the meaning provided in Section 2.12(a).

         "Basic Carrying Costs Monthly Installment" means the Borrowers' reasonable, good faith estimate of 1/12th of the annual amount of Basic Carrying Costs. Should the Basic Carrying Costs for the current Fiscal Year or payment period not be ascertainable at the time a monthly deposit is required to be made, the Basic Carrying Costs Monthly Installment shall be the Borrowers'


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
estimate based on 1/12th of the aggregate Basic Carrying Costs for the prior Fiscal Year or payment period with reasonable adjustments for additional Facilities. As soon as the Basic Carrying Costs are fixed for the current Fiscal Year or period, the next ensuing Basic Carrying Costs Monthly Installment shall be adjusted to reflect any deficiency or surplus in prior Basic Carrying Costs Monthly Installments.

         "Basic Carrying Costs Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to the payment of Basic Carrying Costs.

         "Borrower" has the meaning provided in the first paragraph of this Agreement.

         "Borrower's Agent" has the meaning provided in Section 8.26.

         "Breakage Costs" means, collectively, each loss or expense which the Lender may sustain or incur as a consequence of (a) a default by the Borrowers in payment when due of the principal amount of the Loan; (b) default by the Borrowers in making a borrowing of an Advance after the Borrowers have delivered a Request for Borrowing in accordance with the provisions of this Agreement; (c) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement; or (d) the making of a payment or prepayment of the Loan on any date other than a Payment Date or the Maturity Date; which losses and expenses shall include, without limitation, in each case, any such loss (including, without limitation, loss of margin) or expense arising from the employment of funds obtained by it from issuance of MTNs or otherwise or from fees payable to prepay MTNs or to terminate the deposits or other liabilities from which such funds were obtained.

         "Business Day" means any day other than (i) a Saturday and a Sunday, and (ii) a day on which federally insured depository institutions in (x) New York State or (y) a state in which the Collateral Agent is located are authorized or obligated by law, governmental decree or executive order to be closed. When used with respect to an Interest Determination Date, "Business Day" shall mean a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

         "Capital Improvement Costs" means costs incurred by the Borrowers in connection with replacements and capital repairs required to be made to the Facilities, including without limitation, repairs to the Facilities' structural components, roofs, building systems and parking lots.

         "Capital Reserve Amount" means, at any time, the aggregate amount of the annual replacement reserves for Capital Improvement Costs for each Facility which may be increased by the Borrowers but may not be less than an amount equal to the greater of (y) the product of (1) $0.15 and (2) the aggregate area of all improvements in all Facilities, measured in square feet, and (z) the amount identified in the Engineering Report for such Facility as the annual amount needed to be reserved for on-going capital expenditures.

         "Capital Reserve Monthly Installment" means an amount equal to l/12th of the Capital Reserve Amount.

         "Capital Reserve Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to the deposit of Capital Reserve Amounts and the payment of Capital Improvement Costs.

         "Ceiling Cap Rate" means the then-applicable interest rate ceilings under each of the Interest Rate Protection Agreements.

         "Change of Control" means (a) a change in the direct or indirect ownership of the Borrowers as set forth in Schedule 3 or (b) the failure of any Key Person to be actively involved in the management of the Borrowers, either directly or as an employee of an Affiliate of the Borrowers.

         "Charter Document" means (a) with respect to a corporation, such corporation's articles of incorporation or certificate of incorporation, as applicable; (b) with respect to a limited liability company, such limited liability company's articles or certificate of organization or formation, as applicable; and (c) with respect to a limited partnership, such limited partnership's certificate of limited partnership or other similar document.

         "Closing Date" means the date on which this Agreement shall become effective pursuant to Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

         "Collateral" means, collectively, the Land, Improvements, Contracts, Documents, Equipment, Rents, Accounts, General Intangibles, Instruments, Inventory, Money (other than security deposits) and rights to payment from guests and patrons arising from the operation of each Facility, and (to the full extent assignable) Permits and all Proceeds, all whether now owned or hereafter acquired and all other property which is or hereafter may become subject to a Lien in favor of the Collateral Agent as security for the Loan.

         "Collateral Agency Agreement" means the Collateral Agency Agreement dated as of the Closing Date and entered into by the Collateral Agent, the Lender, Insurer and the Borrowers, substantially in the form attached hereto as Exhibit C.

         "Collateral Agent" means Bankers Trust Company or such Person's successor in interest.

         "Collateral Security Instrument" means any right, document or instrument, other than a Mortgage, given as security for the Loan (including, without limitation, the Collateral Agency Agreement, the Assignments of Rents, the Pledge and Security Agreement, the Assignment of Interest Rate Protection Agreement, the Assignments of U.S. Government Contract, the Notices of Assignment and the Partnership Pledge Agreement), as same may be amended or modified from time to time.

         "Collection Account" has the meaning provided in Section 2.12(a).

         "Condemnation Proceeds" has the meaning provided in Section 2.12(g).

         "Contingent Obligation" means any obligation of any Borrower guaranteeing any indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Borrower, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (taking into account the nonrecourse or limited recourse nature of such Contingent Obligation, if applicable) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Borrower is required to perform thereunder) as determined by the Lender in good faith (taking into account the nonrecourse or limited recourse nature of such Contingent Obligation, if applicable).

         "Contracts" means the Property Management Agreements, and all other agreements to which any Borrower is a party executed in connection with the operation and management of the Facilities, including, without limitation, agreements for the sale, lease or exchange of goods or other property and/or the performance of services by or for it, in each case whether now in existence or hereafter arising or acquired, as any such agreements have been or may be from time to time amended, supplemented or otherwise modified.

         "Contribution Agreement" means the Contribution Agreement of even date herewith entered into by the Borrowers, substantially in the form of Exhibit B.

         "Control" means, with respect to any Person, the power to direct or veto (other than with respect to the power to veto major decisions that typically require the unanimous written consent of the owners) the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; and the terms "Controlling" and "Controlled" have the meanings correlative to the foregoing.

         "Controlling Party" has the meaning assigned to such term in the Collateral Agency Agreement.

         "Counterparty" means each party (other than the Borrowers) to an Interest Rate Protection Agreement.

         "Debt Service" means the principal and interest payments that would be due and payable to the Lender or Insurer in accordance with the Note or the Insurance and Indemnity Agreement, respectively, during an applicable period.

         "Debt Service Coverage Ratio" means, as of any date, the Debt Service Coverage Ratio (Actual) or the Debt Service Coverage Ratio (Imputed).

         "Debt Service Coverage Ratio (Actual)" means, as of any date, the lesser of (a) the quotient obtained by dividing the aggregate Adjusted Cash Flow for all of the Facilities for the three-month period ending on such date by Debt Service (calculated without regard to the effect of any Interest Rate Protection Agreement) during such three-month period and (b) the quotient obtained by dividing the aggregate Adjusted Cash Flow for all of the Facilities for the 12-month period ending on such date by Debt Service (calculated without regard to the effect of any Interest Rate Protection Agreement) during such 12-month period.

         "Debt Service Coverage Ratio (Imputed)" means, as of any date, the lesser of (a) the quotient obtained by dividing the aggregate Adjusted Cash Flow for all of the Facilities for the three-month period ending on such date by Imputed Debt Service during such three-month period and (b) the quotient obtained by dividing the aggregate Adjusted Cash Flow for all of the Facilities for the 12-month period ending on such date by Imputed Debt Service during such 12-month period.

         "Debt Service Payment Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to the payment of Debt Service.

         "Deed of Trust Trustee" means each of the trustees, if any, under the Mortgages.

         "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

         "Default Rate" means the per annum interest rate equal to the lesser of
(i) the Maximum Amount or (ii) the greater of (A) the sum of LIBOR determined as of the immediately preceding Interest Determination Date plus 5% and (B) 4% per annum in excess of the rate otherwise applicable hereunder.

         "Documents" means all "documents" as defined in the UCC or other receipts covering, evidencing or representing goods now owned or hereafter acquired by any Borrower.

         "Eligible Account" means an account that is: (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the long-term unsecured debt obligations of such holding company) are rated by the Rating Agencies in one of the two highest rating categories at the time of the deposit therein, or, if such depository institution or trust company (or holding company) does not have a long-term unsecured debt rating, the short-term unsecured debt obligations of such depository institution or trust company (or holding company), as the case may be, are rated A-1 by Standard & Poor's and P-1 by Moody's, (ii) an account the deposits in which are fully insured by the FDIC, or (iii) a trust account maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

         "Eligible Property" means a commercial real estate property located in the United States of America (a) which is leased pursuant to a Lease which is in form and substance reasonably satisfactory to the Lender and which does not expire by its terms on or before the Maturity Date; and (b) which, if added as an Individual Property, would not cause all of the Individual Properties, taken as a whole, to violate any of the Pool Requirements.

         "Engineer" means an Independent Engineer as shall be approved by the Lender.

         "Engineering Reports" means the structural engineering reports with respect to each Facility prepared by an engineer for a Borrower and delivered by such Borrower to the Lender in connection with an Advance and any amendments or supplements thereto delivered to the Lender.

         "Environmental Claim" means any notice, notification, request for information, demand or other communication (whether written or oral) or administrative or regulatory action by any Governmental Authority or any claim, judicial action, suit or judgment by any Person or Governmental Authority alleging or asserting liability with respect to any Borrower or any Facility, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remedial or cleanup costs, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, Use or Release into the environment of any Hazardous Substance at any location, whether or not owned, leased or operated by such Borrower, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law or (iii) any alleged injury or threat of injury to health, safety or the environment.

         "Environmental Laws" means any and all present and future federal, state, regional, local and foreign laws, rules or regulations, any judicial or administrative orders, decrees or judgments thereunder, and any permits, approvals, licenses, registrations, filings and authorizations, in each case as now or hereafter in effect, relating to the environment, human health or safety, or the Release or threatened Release of Hazardous Substances or otherwise relating to the Use of Hazardous Substances.

         "Environmental Reports" means the environmental audit reports with respect to each Facility delivered to the Lender, each prepared for a Borrower by an environmental auditor in connection with an Advance and any amendments or supplements thereto delivered to the Lender.

         "Equipment" means all "equipment" as defined in the UCC, now or hereafter owned by any Borrower or in which such Borrower has or shall acquire an interest, now or hereafter located on, attached to or contained in or used or usable in connection with the Mortgaged Properties, and shall also mean and include all building materials, construction materials, personal property constituting furniture, fittings, appliances, apparatus, leasehold improvements, machinery, devices, interior improvements, appurtenances, equipment, plant, furnishings, fixtures, computers, electronic data processing equipment, telecommunications equipment and other fixed assets now owned or hereafter acquired by such Borrower and also all items of the following types used in the operation of the business conducted at the Facilities: advertising and promotion literature, upholstery material, curtains, draperies, carpets and rugs, screens, awnings, shades and blinds, furniture, furnishings, chairs, chests, desks, bookcases, tables, hangings, pictures, divans, couches, ornaments, bars, bar fixtures, safes, stoves, ranges, refrigerators, radios, televisions, electrical equipment, lamps, mirrors, heating and lighting fixtures and equipment, steam and hot water boilers, engines, generators, ice machines, cooling systems, air conditioning machines, fire prevention and extinguishing apparatus, security systems, elevators, escalators and fittings, printing presses, individual motor drives for machines, pipes, radiators, plumbing fixtures, and all similar and related articles located in the halls, closets, offices, lobbies, basements and cellars, vaults and other portions of the Facilities, and paper goods, brochures, office supplies and stationery in the Facilities, and all Proceeds thereof and as well as all additions to, substitutions for, replacements of or accessions to any of the items recited as aforesaid and all attachments, components, parts (including spare parts) and accessories, whether installed thereon or affixed thereto, and wherever located, now or hereafter owned by such Borrower and used or intended to be used in connection with, or with the operation of, the Facilities or the buildings, structures or other improvements now or hereafter located at the Mortgaged Properties, or intended for the use or convenience of tenants and other occupants thereof or in connection with any construction being conducted or which may be conducted thereon, all regardless of whether the same are located on the Mortgaged Properties or are located elsewhere (including without limitation, in warehouses or other storage facilities or in the possession of or on the premises of a bailee, vendor or manufacturer) for purposes of manufacture, storage, fabrication or transportation and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to, and proceeds of, any of the foregoing; provided, however, that, with respect to any items which are leased and not owned by such Borrower, the Equipment shall include the leasehold interest only of such Borrower, together with any options to purchase any of said items and any additional or greater rights with respect to such items which such Borrower may hereafter acquire.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Borrower is a member.

         "Estoppel Certificate" means an Estoppel Certificate, substantially in the form of Exhibit M attached hereto or, in the case of the GSA, in the form approved by the GSA, to be executed in favor of the Collateral Agent by each lessee of a Facility.

         "Event of Default" has the meaning provided in Section 7.1.

         "Excess Cash Flow" means, on any Payment Date, all available cash from the operation of the Facilities after payment of amounts required to be paid pursuant to Section 2.12(e), Debt Service, Insurer Obligations, amounts payable with respect to Interest Rate Protection Agreements, Basic Carrying Costs and Capital Improvement Costs (to the extent not paid from the Sub-Accounts) and payment of Operating Expenses.

         "Excess Cash Flow Reserve Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to the reserve of Preliminary Excess Cash Flow.

         "Facility" means the Land, the Improvements and the Equipment (to the extent same shall be deemed to be fixtures) encumbered by a Related Mortgage and "Facilities" means all Land, Improvements and Equipment (to the extent same shall be deemed to be fixtures) covered by the Mortgages.

         "Final Operating Budget" has the meaning provided in Section 5.1(X).

         "Financing Period" has the meaning provided in Section 2.1.

         "Fiscal Year" means the 12-month period ending on December 31st of each year or such other fiscal year of the Affiliated Entities as the Affiliated Entities may select from time to time with the prior consent of the Lender (which consent shall not be unreasonably withheld).

         "GAAP" means generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

         "General Intangibles" means all "general intangibles" as defined in the UCC, now owned or hereafter acquired by any Borrower, including, without limitation, (i) all obligations or indebtedness owing to such Borrower from whatever source arising (other than Accounts, Rents, Instruments, Inventory, Money, Contracts, Documents and Permits), (ii) all unearned premiums accrued or to accrue under all insurance policies for the Mortgaged Properties obtained by such Borrower, all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance, condemnation awards, and all rights of such Borrower to refunds of real estate taxes and assessments, (iii) all royalties and license fees, (iv) all trademark licenses, trademarks, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, together with the registrations therefor and the goodwill appurtenant thereto, (v) all rights or claims in respect of refunds for taxes paid and (vi) all rights in respect of any pension plan or similar arrangement maintained for employees of such Borrower.

         "Governmental Authority" means any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Gross Revenue" means with respect to a Facility, the total dollar amount of all income and receipts whatsoever received by the Borrower that owns such Facility in the ordinary course of its business with respect to such Facility, including all Rents, Money and proceeds of any Accounts.

         "GSA" means the General Services Administration, an agency of the federal government of the United States of America.

         "GSA Lease" means a Lease with the GSA as lessee.

         "Guarantee" means the Guarantee of even date herewith executed by the Guarantor in favor of the Collateral Agent, substantially in the form of Exhibit D.

         "Guarantor" means Fortress GSA Properties LLC, a Delaware limited liability company, as guarantor under the Guarantee.

         "Guarantor Side Letter" means the letter agreement dated as of the Closing Date between the Guarantor and the Lender.

         "Hazardous Substance" means, collectively, (i) any petroleum or petroleum products or waste oils, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs"), lead in drinking water, and lead-based paint, (ii) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (iii) any other chemical or any other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         "Impositions" means all taxes (including, without limitation, all real estate, ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction privilege, privilege or license or similar taxes), assessments (including, without limitation, to the extent not discharged prior to the applicable Advance Closing Date, all assessments for public improvements or benefits, whether or not commenced or completed within the term of the Related Mortgage), ground rents, water, sewer or other rents and charges, excises, levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character in respect of an Individual Property, including any Rents and Accounts (including all interest and penalties thereon), which at any time prior to, during or in respect of the term hereof may be assessed or imposed on or in respect of or be a lien upon (i) any Borrower (including, without limitation, all income, franchise, single business or other taxes imposed on such Borrower for the privilege of doing business in the jurisdiction in which such Individual Property, or any other collateral delivered or pledged to the Collateral Agent in connection with the Loan, is located) or any Secured Party, (ii) an Individual Property, or any other collateral delivered or pledged to the Collateral Agent in connection with the Loan, or any part thereof or any Rents therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with such Individual Property or the leasing or use of such Individual Property or any part thereof, or the acquisition or financing of the acquisition of such Individual Property by any Borrower. Nothing contained in this Agreement shall be construed to require any Borrower to pay any tax, assessment, levy or charge imposed on any Secured Party in the nature of a franchise, capital levy, estate, inheritance, succession, income or net revenue tax.

         "Improvements" means all buildings, structures and improvements of every nature whatsoever situated on the Land on the applicable Advance Closing Date or thereafter, including, but not limited to, all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, water heaters, awnings and storm sashes, and cleaning apparatus which are or shall be attached to the Land or said buildings, structures or improvements.

         "Imputed Debt Service" means, for any period, the amount of Debt Service that would be payable during such period assuming that the Principal Indebtedness outstanding as of the beginning of such period was to be amortized in equal monthly installments over a 25-year period, payable on the first Business Day of each month along with interest accruing at a rate per annum equal to the Treasury Rate plus the Imputed Margin.

         "Imputed Margin" means, with respect to the calculation of Imputed Debt Service, (a) 1.50%, if such calculation is made during Year 1; (b) 2.00%, if such calculation is made during Year 2; and (c) 2.50%, if such calculation is made during Year 3.

         "Indebtedness" means the Principal Indebtedness, together with all other obligations and liabilities due or to become due to the Lender pursuant hereto, under the Note or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses paid by or payable to the Lender hereunder or pursuant to the Note or any of the other Loan Documents.

         "Indemnitors" means, collectively, Fortress Investment Corp., a Maryland corporation and Fortress GSA Properties LLC, a Delaware limited liability company, as indemnitors under the Indemnity Agreement.

         "Indemnitors Side Letter" means the letter agreement dated as of the Closing Date between the Indemnitors and the Lender.

         "Indemnity Agreement" means the Indemnity Agreement, in the form attached hereto as Exhibit F, dated as of the Closing Date, from the Indemnitors to the Collateral Agent.

         "Independent" means, when used with respect to any Person, a Person who
(i) does not have any direct financial interest or any material indirect financial interest in any Borrower or in any Affiliate of any Borrower, and (ii) is not connected with any Borrower or any Affiliate of any Borrower as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "Individual Property" means that portion of the Mortgaged Property located at or otherwise pertaining to one of the Facilities. All of the "Individual Properties" collectively comprise the Mortgaged Property.

         "Initial Capital Requirement" means, with respect to each Facility, 120% of the amount specified in the Engineering Report for such Facility as being necessary to complete the deferred capital improvements identified therein.

         "Instruments" means (i) all "instruments" as defined in the UCC, "chattel paper" as defined in the UCC, or letters of credit, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Collateral, including, without limitation, promissory notes, drafts, bills of exchange and trade acceptances and (ii) notes or other obligations of indebtedness owing to any Borrower from whatever source arising, in each case now owned or hereafter acquired by such Borrower.

         "Insurance and Indemnity Agreement" means the Insurance and Indemnity Agreement entered into among the Borrowers, the Insurer, the Lender and the Collateral Agent.

         "Insurance Proceeds" has the meaning provided in Section 2.12(g).

         "Insurance Requirements" means all material terms of any insurance policy required pursuant to this Agreement or a Mortgage and all material regulations and then current standards applicable to or affecting the applicable Individual Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over such Individual Property, or such other body exercising similar functions.

         "Insurer" means MBIA Insurance Corporation, or any successor thereto as issuer of the Policy.

         "Insurer Obligations" means, as of any date, all amounts owing to the Insurer under the Insurance and Indemnity Agreement, under any Interest Rate Protection Insurance and Indemnity Agreement or otherwise under the Loan Documents.

         "Insurer Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to Insurer Obligations.

         "Interest Accrual Period" means the three-month period (or, with respect to the first Interest Accrual Period, a period beginning on the initial Advance Closing Date and ending on November 23, 1998) that any particular interest rate equal to LIBOR shall be in effect, subject to the following provisions:

                  (i) in the case of immediately successive Interest Accrual Periods, each successive Interest Accrual Period shall commence on the day on which the next preceding Interest Accrual Period expires; and

                  (ii) each successive Interest Accrual Period shall end on the twenty-third day of the third calendar month after the month in which such Interest Accrual Period commenced; provided, however, that if any Interest Accrual Period would otherwise expire on a day which is not a Business Day, such Interest Accrual Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, the Interest Accrual Period shall expire on the immediately preceding Business Day.

         "Interest Determination Date" means, in connection with the calculation of LIBOR for any Interest Accrual Period, the second Business Day preceding the first day of such Interest Accrual Period.

         "Interest Rate Protection Agreement" means the interest rate agreement or similar agreement between a counterparty and the Borrowers, as supplemented by a related confirmation between such parties, more particularly described in
Section 5.1(T), and "Interest Rate Protection Agreements" means all such instruments collectively.

         "Interest Rate Protection Insurance and Indemnity Agreement" means any agreement to which the Insurer may become a party from to time pursuant to which the Insurer is or may become entitled to reimbursement for amounts paid by the Insurer pursuant to a guaranty, surety, insurance policy or other accommodation with respect to any Interest Rate Protection Agreement.

         "Interest Rate Protection Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to the reserve of funds for the purchase of an Interest Rate Protection Agreement.

         "Inventory" means all "inventory" as defined in the UCC, whether now or hereafter existing or acquired, and which arises out of or is used in connection with, directly or indirectly, the ownership and operation of the Facilities, all Documents representing the same and all Proceeds and products of such Inventory. The term "Inventory" shall include, without limitation, all goods, merchandise, raw materials, work in process and other personal property, wherever located, now or hereafter owned or held by any Borrower for manufacture, processing, the providing of services or sale, use or consumption in the operation of the Facilities, including without limitation, provisions in storerooms, refrigerators, kitchens, pantries, beverages in wine cellars or bars, fuel, supplies and similar items and all substances commingled therewith or added thereto, and shall also include all rights and claims of such Borrower against anyone who may store or acquire the Inventory for the account of such Borrower, or from whom such Borrower may purchase the Inventory.

         "Investment Grade Advance Rate" means, with respect to each Rating Agency, the aggregate Advance Rate for all Advances required in order for such Rating Agency to provide an investment grade rating for the Loan, as determined by such Rating Agency upon completion of its final due diligence with respect to the Transactions.

         "Key Person" means Wesley R. Edens.

         "Land" has the meaning provided in the Mortgages.

         "Lease Reserve Sub-Account" means the Sub-Account of the Collection Account established and maintained pursuant to Section 2.12 relating to the payment of certain Operating Expenses, tenant improvement costs and leasing commissions.

         "Leases" means all leases, lettings, occupancy agreements, tenancies and licenses by any Borrower as landlord of a Facility or any part thereof now or hereafter entered into, and all amendments, extensions, renewals and guarantees thereof, and all security therefor.

         "Legal Requirements" means all governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including without limitation Environmental Laws) affecting either an applicable Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

         "Lender" has the meaning provided in the first paragraph of this Agreement.

         "LIBOR" means the interest rate calculated as set forth below.

                  (a) For the first Interest Accrual Period, LIBOR shall be the rate determined on the first Interest Determination Date through straight-line interpolation of the rates for three- and four-month U.S. dollar deposits which appear on Page 3750 of the Dow Jones Telerate Service, as of 11:00 a.m., London time, on such Interest Determination Date; provided, however, that if such rate does not appear on Page 3750 of the Dow Jones Telerate Service, LIBOR shall be the Reserve Interest Rate.

                  (b) On the second Interest Determination Date and on each Interest Determination Date thereafter, LIBOR for the next succeeding Interest Accrual Period shall be the rate for three-month U.S. dollar deposits which appears on Page 3750 of the Dow Jones Telerate Service, as of 11:00 a.m., London time, on such Interest Determination Date; provided, however, that if such rate does not appear on Page 3750 of the Dow Jones Telerate Service, LIBOR shall be the Reserve Interest Rate.

                  (c) The establishment of LIBOR or, if applicable, the Reserve Interest Rate, by the Lender and the Lender's subsequent calculation of the rates of interest applicable to the Loan for each related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

                  (d) In determining LIBOR, or, if applicable, the Reserve Interest Rate, the Lender may (absent manifest error) conclusively rely and shall be protected in relying upon the offered quotation (whether electronic, written or oral) from the Reference Banks or, if applicable, the New York City banks referred to in the definition of the term "Reserve Interest Rate". The Lender shall have no liability or responsibility to any Person for (i) its selection of Reference Banks or, if applicable, such New York City banks or (ii) its inability, following a good faith reasonable effort, to obtain such quotations from the Reference Banks or, if applicable, such New York City banks, all as provided in the definitions of the terms "LIBOR" and "Reserve Interest Rate".

         "Lien" means any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting an Individual Property or any portion thereof or any Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanic's, materialmen's and other similar liens and encumbrances.

         "Loan" has the meaning provided in the Recitals hereto.

         "Loan Amount" has the meaning provided in the Recitals hereto.

         "Loan Documents" means this Agreement, the Note, the Contribution Agreement, the Mortgages, the Collateral Agency Agreement, the Assignments of Rents, the Assignments of U.S. Government Contract, the Notices of Assignment, the Guarantee, the Pledge and Security Agreement, the Indemnity Agreement, the Interest Rate Protection Agreements, the Assignments of Interest Rate Protection Agreement, the Insurance and Indemnity Agreement, each Interest Rate Protection Insurance and Indemnity Agreement, the Policy, the Indemnitors Side Letter, each Interest Rate Protection Insurance and Indemnity Agreement, Side Letter, the Partnership Pledge Agreement and all other agreements, instruments, certificates and documents delivered by or on behalf of any Borrower or an Affiliate to evidence or secure the Loan or otherwise in satisfaction of the requirements of this Agreement, the Mortgages or the other documents listed above as same may be amended or modified from time to time.

         "Loss Proceeds" has the meaning provided in Section 2.12(g).

         "Manager" means Fortress Investment Group LLC.

         "Material Adverse Effect" means a material adverse effect upon (i) the business operations, properties, assets or condition (financial or otherwise) of any Borrower, (ii) the ability of any Borrower to perform, or of any Secured Party to enforce, any of the Loan Documents or (iii) the value of the Collateral, taken as a whole.

         "Maturity Date" means the Payment Date occurring in February, 2008, or such earlier date resulting from acceleration.

         "Maximum Rate" means the maximum rate of interest designated by applicable Legal Requirements.

         "Money" means all moneys, cash, rights to deposit or savings accounts or other items of legal tender obtained from, or for use in connection with, the operation of the Facilities.

         "Monthly Date" means, during any Interest Accrual Period, (a) the Payment Date with respect to such Interest Accrual Period, (b) the date which is one month prior to such Payment Date (or, if such date is not a Business Day, the first Business Day thereafter) and (c) the date which is two months prior to such Payment Date (or, if such date is not a Business Day, the first Business Day thereafter).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means, with respect to a Facility, a first priority Mortgage, Assignment of Rents, Security Agreement and Fixture Filing or Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing or Deed to Secure Debt, Assignment of Rents, Security Agreement and Fixture Filing, in the form attached hereto as Exhibit G, dated as of the applicable Advance Closing Date, granted by a Borrower to the Collateral Agent (or, in the case of a Deed of Trust, to Deed of Trust Trustee for the benefit of the Collateral Agent) with respect to such Individual Property as security for the Loan, as same may thereafter from time to time be supplemented, amended, modified or extended by one or more agreements supplemental thereto, but shall exclude any such instrument released by the Collateral Agent pursuant to Section 2.11, and "Mortgages" means all such instruments collectively.

         "Mortgaged Property" means, at any time, all of the Individual Properties encumbered by the Mortgages then outstanding.

         "MSA" means "Metropolitan Statistical Area", as defined as of the date hereof by the Director of the federal Office of Management and Budget.

         "MTN" means a medium-term note "Series 1998B" issued by the Lender pursuant to the MTN Facility Agreement for the purpose of funding Advances pursuant to this Agreement.

         "MTN Facility Agreement" means the Facility Agreement, dated as of August 28, 1997, between the Lender and Capital Markets Assurance Corporation, as amended by the Assignment, Amendment and Assumption Agreement, dated as of May 27, 1998, among the Lender;

Capital Markets Assurance Corporation; Bankers Trust Company; Bankers Trust Company, London Branch; Bankers Trust Luxembourg S.A.; and MBIA Insurance Corporation.

         "Multiemployer Plan" means a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by any Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Net Operating Income" means for any period (and calculated either for a Facility or for the Facilities) the excess, if any, of aggregate Operating Income for all of the Facilities for such period over aggregate Operating Expenses for all of the Facilities for such period.

         "Net Proceeds" means, with respect to any Individual Property, (i) either (x) unless clause (y) below applies, the purchase price actually received by the Collateral Agent from a third party purchaser with respect to such Individual Property as a result of the exercise by the Collateral Agent of its rights, powers, privileges and other remedies after the occurrence of an Event of Default or (y) in the event that the Collateral Agent is the purchaser at foreclosure of such Individual Property, the amount of the Collateral Agent credit bid, in either case less (ii) all reasonable costs and expenses, including, without limitation, all attorneys' fees and disbursements and any brokerage fees, if applicable, incurred by the Collateral Agent in connection with the exercise of such remedies; provided, however, that such costs and expenses shall not be deducted to the extent such amounts previously have been added to the Indebtedness in accordance with the terms of the Mortgages or applicable law.

         "Non-Controlling Equity Interest" means, with respect to any Borrower, an equity interest in such Borrower held by a Person that does not have Control over such Borrower.

         "Note" means, a promissory note substantially in the form of Exhibit A hereto, made by the Borrowers on a joint and several basis to the Lender pursuant to this Agreement, as such note may be modified, amended, supplemented, extended or consolidated.

         "Notice of Assignment" means, with respect to each GSA Lease, a Notice of Assignment required pursuant to the terms of this Agreement, in the form attached hereto as Exhibit J, executed by the appropriate contracting officer of the GSA, and "Notices of Assignment" means all such instruments collectively.

         "Notice For Payment" has the meaning given to such term in the Policy.

         "Officer's Certificate" means a certificate delivered to the Lender by an Affiliated Entity which is signed by an authorized officer of such Affiliated Entity.

         "Operating Budget" has the meaning provided in Section 5.1(X).

         "Operating Expenses" means, for any period, all expenditures by the Borrowers reasonably required to be expended during such period in connection with the ownership, operation, maintenance, repair or leasing of the Facilities (or of any Facility), including, without limitation:

                  (i) expenses in connection with cleaning, repair and maintenance of the Facilities (or of any Facility);

                  (ii) wages, benefits, payroll taxes, insurance costs and all other related expenses for employees of any Borrower or any Affiliate engaged in the repair, operation and maintenance of the Facilities (or of any Facility);

                  (iii) any management fees, franchise fees and expenses incurred with respect to the Facilities (or of a y Facility);

                  (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and overtime services for the Facilities (or any Facility);

                  (v) the cost of cleaning supplies for the Facilities (or any Facility);

                  (vi) Impositions with respect to the Facilities (or any Facility);

                  (vii) business interruption, liability, casualty and fidelity insurance premiums (which, in the case of any policies covering more than one Facility, shall be allocated among the Facilities pro rata in proportion to the insured value of the Facilities covered by such policies);

                  (viii) legal, accounting and other professional fees and expenses incurred in connection with the ownership and operation of the Facilities (or of any Facility) including, without limitation, collection costs and expenses;

                  (ix) costs and expenses of security and security systems provided to and/or installed and maintained with respect to the Facilities (or any Facility);

                  (x) trash removal and exterminating costs and expenses for the Facilities (or any Facility);

                  (xi) advertising and marketing costs for the Facilities (or any Facility);and

                  (xii) all other ongoing expenses which in accordance with GAAP should be included in any Borrower's annual financial statements as operating expenses of the Facilities (or of any Facility).

Notwithstanding the foregoing, Operating Expenses shall not include (w) any Capital Improvement Costs, (x) depreciation, amortization and other non-cash charges, (y) any extraordinary items or (z) Debt Service and other payments in connection with the Secured Obligations. Operating Expenses shall be calculated on the accrual basis of accounting and in accordance with GAAP.

         "Operating Income" means, for any period, all regular ongoing income of the Borrowers during such period from the Permitted Investments or the operation of the Facilities (or of any Facility), including, without limitation, all amounts payable to any Borrower by any Person as Rent and other income pursuant to leases relating to the Facilities (or any Facility). Notwithstanding the foregoing, Operating Income shall not include (a) any condemnation or insurance proceeds, (b) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of one or more Individual Properties, (c) any Rent attributable to a Lease prior to the date on which the actual payment of Rent is required to be made thereunder, (d) any item of income otherwise includable in Operating Income but paid directly to a Person other than a Borrower, or (e) security deposits received from tenants until forfeited. Operating Income shall be calculated on the accrual basis of accounting and in accordance with GAAP.

         "Operating Partnership" means Fortress Partners, L.P., a Delaware limited partnership.

         "Organizing Document" means, (a) in the case of a corporation, such corporation's bylaws; (b) in the case of a limited liability company, such limited liability company's operating agreement, limited liability company agreement or other similar document; and (c) in the case of a limited partnership, such limited partnership's partnership agreement or other similar document.

         "Other Borrowings" means, with respect to any Borrower, without duplication (but not including the Secured Obligations or any deferred fees payable in connection with any Transaction) (i) all indebtedness of such Borrower for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Borrower evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Borrower and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of such Borrower secured by a Lien on any property owned by such Borrower whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Borrower, and (vi) all payment obligations of such Borrower under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) and similar agreements (except the Interest Rate Protection Agreements).

         "Payment Date" means, with respect to each Interest Accrual Period, the date which is five Business Days prior to the last day of such Interest Accrual Period.

         "Partnership Pledge Agreement" means the Pledge and Security Agreement, dated as of the Closing Date between Fortress GSA Houston Properties, LP, a Delaware limited partnership, and Fortress Houston GP Corp., a Delaware corporation, as assignors, and the Collateral Agent, as assignee, substantially in the form of Exhibit U.

         "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA, or any successor thereto.

         "Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Mortgaged Property, including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Mortgaged Property.

         "Permitted Encumbrances" means, with respect to an Individual Property, collectively, (i) the Lien created by the Related Mortgage or the other Loan Documents of record, (ii) all Liens and other matters disclosed in the Title Insurance Policy concerning such Individual Property or any part thereof, (iii) Liens, if any, for Impositions imposed by any Governmental Authority not yet due or delinquent or being contested in good faith and by appropriate proceedings in accordance with any applicable requirements set forth in the Mortgages, (iv) rights of existing and future tenants as tenants only pursuant to Leases, (v) Liens securing indebtedness permitted pursuant to Section 6.1(C)(ii), provided that the priority of such Lien is subordinate to the Lien in favor of the Collateral Agent and that the beneficiary of such Lien shall not be entitled to exercise any remedy with respect thereto until the Secured Obligations has been indefeasibly repaid in full and the Financing Period has expired, (vi) purchase-money Liens arising in the ordinary course of business; provided, however, that the aggregate indebtedness secured by such Liens shall not at any time exceed $1,000,000 and (vii) statutory Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; provided, however, that the aggregate indebtedness secured by such Liens shall not at any time exceed $1,000,000.

         "Permitted Investments" means any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by the Lender or any of its Affiliates:

                  (i) direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, (x) the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of

         America, or (y) FHLMC, FNMA, the Federal Farm Credit System or the Federal Home Loa Banks;

                  (ii) fully FDIC-insured demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank; provided, that the commercial paper is rated at the highest rating level b the Rating Agencies and the long-term unsecured debt obligations of such depository institution or trust company have one of the two highest ratings available for such securities by the Rating Agencies;

                  (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) described in clause
         (ii) above; provided, that the commercial paper of such depository institution or trust company is rated at the highest rating level by the Rating Agencies and the long-term unsecured debt obligations of such depository institution or trust company have one of the two highest ratings available for such securities by the Rating Agencies;

                  (iv) general obligations of or obligations guaranteed by any State of the United States or the District of Columbia receiving one of the two highest long-term unsecured debt rating available for such securities by the Rating Agencies;

                  (v) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof or the District of Columbia and rated by the Rating Agencies in one of their two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collection Account to exceed 20% of the aggregate principal amount of all Permitted Investments held in the Collection Account;

                  (vi) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated A-1 by Standard & Poor's and P-1 by Moody's, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by the Rating Agencies in one of their two highest ratings available in their long-term unsecured debt ratings;

                  (vii) guaranteed reinvestment agreements acceptable to the Rating Agencies issued by any bank, insurance company or other corporation rated in one of the two highest long-term unsecured rating levels available to such issuers by the Rating Agencies throughout the duration of such agreements; and

                  (viii) money market or mutual funds rated AAAm-G by Standard & Poor's and P-1 by Moody's (including funds for which the Collateral Agent or any of its Affiliates is investment manager or advisor);

provided, however, that no instrument or security shall be a Permitted Investment if the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; provided further that the downgrade or withdrawal of any rating required pursuant to this definition shall not require the Borrowers to dispose of or sell any such investment in a manner that would not be commercially practicable; provided further that each Permitted Investment (a) shall not have an "r" highlighter affixed to its rating; (b) shall have a predetermined fixed-dollar amount of principal due at maturity that cannot vary or change; and (c) shall have interest tied to a single interest rate index plus a single fixed-priced spread, if any, and move proportionately with that index.

         "Person" means any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

         "Pledge and Security Agreement" means that certain first priority Pledge and Security Agreement, in the form attached hereto as Exhibit E, dated as of the initial Advance Closing Date, made by the Guarantor, as pledgor, in favor of the Collateral Agent, as pledgee, with respect to collateral security for the Loan.

         "Plan" means an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Policy" means the Financial Guaranty Insurance Policy issued by the Insurer with respect to principal and interest payable by the Borrowers under this Agreement.

         "Pool Requirements" means each of the following requirements:

                  (i) GSA Leases must account or not less than 90% of the net present value of remaining scheduled payments under all existing Leases (for the purposes of this definition, all net present values shall be calculated on the basis of a discount rate of 9.5%);

                  (ii) GSA Leases must account for not less than 90% of the aggregate Allocated Loan Amount (if a Facility is subject to more than one Lease, the Allocated Loan Amount for such Facility shall, for the purposes of this definition, be allocated among each such Lease pro rata on the basis of the net present value of Lease payments scheduled to be paid under each Lease);

                  (iii) the average term to maturity of all GSA Leases, weighted on the basis of the net present value of remaining scheduled payments under each such Lease, shall be not less than nine years during Year 1, not less than eight years during Year 2 and not less than seven years during Year 3;

                  (iv) the average term to maturity of all GSA Leases, weighted on the basis of the Allocated Loan Amount attributable to each such Lease, shall be not less than nine years during Year 1, not less than eight years during Year 2 and not less than seven years during Year 3;

                  (v) the average percentage by which the Rent under each GSA Lease exceeds the market rent for similar properties in the same MSA (as reasonably determined by the Lender), weighted on the basis of the net present value of remaining scheduled payments under each Lease, shall not exceed 5%;

                  (vi) the average percentage by which the Rent under each GSA Lease exceeds the market rent for similar properties in the same MSA (as reasonably determined by the Lender), weighted on the basis of the Allocated Loan Amount attributable to each Lease, shall not exceed 5%;

                  (vii) GSA Leases with respect to Facilities located within a single MSA (other than the MSA's that include Burlington, New Jersey and Sacramento, California, respectively) shall account for not more than 15% of the net present value of remaining scheduled payments under all existing Leases;

                  (viii) GSA Leases with respect to Facilities located within a single MSA (other than the MSA that includes Burlington, New Jersey) shall account for not more than 15% of the aggregate Allocated Loan Amount;

                  (ix) Leases with respect to a single Facility (other than the Facilities located in Burlington, New Jersey Facility or Sacramento, California, respectively) shall account for not more than 15% of the net present value of remaining scheduled payments under all existing Leases;

                  (x) Leases with respect to a single Facility (other than the Facilities located in Burlington, New Jersey Facility or Sacramento, California, respectively) shall account for not more than 15% of the aggregate Allocated Loan Amount;

                  (xi) the amount obtained by dividing Net Operating Income for the preceding 12-month period, measured as of any Advance Closing Date or date on which any

         Individual Property is Transferred by any Borrower, by the Principal Indebtedness shall not be less than 0.12;

                  (xii) Leases with lessees that do not have investment grade long-term unsecured debt ratings from each of the Rating Agencies may account for not more than 5% of the net present value of remaining scheduled payments under all existing Leases; and

                  (xiii) Leases with lessees that do not have investment grade long-term unsecured debt ratings from each of the Rating Agencies may account for not more than 5% of the aggregate Allocated Loan Amount.

         "Preliminary Excess Cash Flow" means all available cash from the operation of the Facilities aft r the monthly funding of the Sub-Accounts pursuant to Section 2.12(f)(i), (ii), (iii), (iv) and (v).

         "Prepayment Fee" means (a) during Year 1, 1.0%; (b) during the first six months of Year 2, 0.50%; (c) during the second six months of Year 2 and the first six months of Year 3, 0.25%; and (d) thereafter, zero; multiplied in each case by the principal amount of the Loan being prepaid.

         "Pricing Spread" means with respect to each Advance, (a) prior to the beginning of Year 4, 0.68% and (b) thereafter, 4.00%.

         "Principal Indebtedness" means the principal amount of the Loan outstanding as the same may be increased, by additional Advances or otherwise, or decreased, as a result of prepayment or otherwise, from time to time.

         "Proceeds" shall have the meaning given in the UCC and, in any event, shall include, without limitation, all proceeds, product, rents, profits or receipts, in whatever form, arising from the Collateral, including, without limitation, (i) Money, Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral or the Mortgaged Properties, (ii) the collection, sale, lease, sublease, concession, exchange, assignment, licensing or other disposition of, or realization upon, any item or portion of the Collateral or the Mortgaged Properties, including, without limitation, all claims of any Borrower against third parties for loss of, damage to, destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral or the Mortgaged Properties now existing or hereafter arising, (iii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Borrower from time to time with respect to any of the Collateral or the Mortgaged Properties, (iv) any and all payments (in any form whatsoever) made or due and payable to any Borrower from time to time in connection with the requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral or the Mortgaged Properties by any governmental authority (or any person acting under color of governmental authority) and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or the Mortgaged Properties.

         "Proceeds Deficiency" has the meaning provided in the definition of "Allocated Loan Amount".

         "Property Management Agreement" means, with respect to a Facility, the management agreement entered into between the applicable Property Manager and the Borrower that owns such Facility pertaining to the management of such Facility in a form approved by the Lender, and "Property Management Agreements" means all such agreements collectively.

         "Property Manager" means, with respect to a Facility, the party responsible for managing such Facility pursuant to the Property Management Agreement with respect to such Facility.

         "Property Manager's Subordination" means, with respect to a Facility, the Property Manager's Consent and Subordination of Management Agreement in the form attached hereto as Exhibit L, dated as of the applicable Advance Closing Date, executed by the applicable Property Manager, the Borrower that owns such Facility and the Collateral Agent, and "Property Manager's Subordinations" means all such agreements collectively.

         "Proposed Operating Budget" has the meaning provided in Section 5.1(X).

         "Rating Agencies" means Moody's and Standard & Poor's.

         "Reference Banks" means four major banks, selected by the Lender, in the London interbank market.

         "Related Mortgage" means, with respect to a particular Individual Property, the Mortgage encumbering such Individual Property.

         "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

         "Release Price" means, with respect to the sale of any Individual Property, an amount equal to the greatest of (a) the Allocated Loan Amount with respect to such Individual Property; (b) the minimum sale price such that the sale of such Individual Property will not result in the violation of any Pool Requirement; (c) the minimum sale price such that the sale of such Individual Property will not result in any Debt Service Coverage Ratio decreasing below the applicable Required Debt Service Coverage Ratio; (d) in the event that, after accounting for the sale of such Individual

Property, (i) there will be five or fewer Individual Properties or (ii) the Principal Indebtedness will be less than or equal to $100,000,000, 100% of the proceeds of such sale.

         "Remedial Work" has the meaning provided in Section 5.1(D)(i).

         "Rents" means all income, rents, issues, profits, revenues (including all oil and gas or other mineral royalties and bonuses), deposits and other benefits from the Facilities, including, without limitation, all revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by any Borrower or any operator or manager of the Facilities, including, without limiting the generality of the foregoing, from the rental of any office space, retail space (including, without limitation, rights to payment earned under Leases for space in the Improvements for the operation of ongoing retail businesses such as news stands, barber shops, beauty shops, physicians' offices, pharmacies and specialty shops), halls, stores, and offices, and deposits securing reservations of such space, exhibit or sales space of every kind, license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance relating to the use, employment and occupancy of the Facilities.

         "Request for Borrowing" means a Request for Borrowing, substantially in the form of Exhibit T.

         "Required Debt Service Coverage Ratio" means, as of any date, the Required Debt Service Coverage Ratio (Actual) or the Required Debt Service Coverage Ratio (Imputed).

         "Required Debt Service Coverage Ratio (Actual)" means (a) 1.35 during Year 1 and (b) 1.50 thereafter.

         "Required Debt Service Coverage Ratio (Imputed)" means (a) 1.15 during Year 1 and Year 2 and (b) 1.20 thereafter.

         "Required Debt Service Payment" has the meaning provided in Section 2.12(e).

         "Required Lease Reserve Sub-Account Balance" means, as of any date, the aggregate amount of Operating Expenses, tenant improvement costs and leasing commissions that will, according to reasonable projections prepared by or on behalf of the Borrowers and approved by the Lenders, be payable in the 12-month period commencing on such date with respect to each Lease that, as of such date,
(a) will expire by its terms (without giving effect to any renewals of such Lease) on or before the date which is 12 months after such date and (b) has not been renewed for a period of three years after such date of expiration.

         "Required Interest Rate Protection Sub-Account Balance" means, as of any Monthly Date, if the Interest Rate Protection Agreements in form and substance satisfactory to the Lender are not in place, the current market price for the purchase of an Interest Rate Protection Agreement with (a) a notional amount equal to the amount of the Principal Indebtedness, (b) a term expiring on the Maturity Date and (c) a strike price that would enable each Required Debt Service Coverage Ratio to be satisfied, if calculated with the maximum interest rate under the Interest Rate Protection Agreement.

         "Reserve Interest Rate" means a rate determined on the basis of the rates at which U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for the period coinciding with the next succeeding Interest Accrual Period in the amount of the Principal Indebtedness to be outstanding as of the first day of such Interest Accrual Period, in accordance with the following procedure: the Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for the next succeeding Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for the next succeeding Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Lender, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. Dollars to leading European banks for the period coinciding with the next succeeding Interest Accrual Period and in the amount of the Principal Indebtedness to be outstanding as of the first day of the such Interest Accrual Period.

         "Secured Obligations" has the meaning provided in the Collateral Agency Agreement.

         "Secured Parties" means, collectively, the Lender, Insurer, each Counterparty and the Collateral Agent.

         "Single-Purpose Entity" means a Person, other than an individual, which
(i) is formed or organized solely for the purpose of acquiring and directly (or, in the case of the Guarantor, indirectly) holding an ownership interest in the Mortgaged Property; (ii) does not engage in any business unrelated to the Mortgaged Property; (iii) does not have any assets other than those related to its interest in the Mortgaged Property or any indebtedness other than as permitted by this Agreement, the Mortgages or the other Loan Documents; (iv) has its own separate books and records and has its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person; (v) at all times has two Independent directors (mutually acceptable to the Borrowers and the Lender; the present Independent directors being acceptable to the Borrowers and the Lender); provided, however, that the requirement set forth in this clause (v) shall be deemed to be satisfied with respect to a Borrower if the sole member or manager of such Borrower is a Single-Purpose Entity; and (vi) holds itself out as being a Person separate and apart from any other Person.

         "Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

         "Sub-Account" has the meaning provided in Section 2.12(b).

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of "control" under
Section 15 of the Securities Act of 1933, as amended, and any regulations promulgated thereunder.

         "Substantive Consolidation Certificate" means an Officer's Certificate jointly executed by the Borrowers, the Guarantor and the Indemnitors, dated as of the Closing Date, substantially in the form of Exhibit V.

         "Survey" means a certified as-built title survey of an Individual Property prepared by a registered Independent surveyor and in form and content satisfactory to the Lender and the company issuing the Title Insurance Policy for that Individual Property.

         "Taking" means a taking or voluntary conveyance during the term hereof of all or part of a Facility, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting a Facility or any portion thereof whether or not the same shall have actually been commenced.

         "Tangible Net Worth" means, as of the day of determination, all items which in conformity with GAAP would be included under shareholders' equity on a balance sheet of a Person on such day ("marked to market" in the case of securities and other financial assets), less (i) all Contingent Obligations and, without duplication, other contingent liabilities that would be required to be noted under GAAP, and (ii) all goodwill, intellectual property and other intangible assets.

         "Title Insurance Policy" means the loan policy (or policies) of title insurance on Form-B 1970 (revised 10-17-70 and 10-17-84), if available, or such other form reasonably satisfactory to the Lender, issued by one or more title companies reasonably satisfactory to the Lender with respect to each Individual Property and insuring the first priority lien in favor of the Collateral Agent created by the Related Mortgage in an amount satisfactory to the Lender, subject only to such exceptions as are satisfactory to the Lender for that Individual Property and containing such endorsements and affirmative assurances as the Lender shall reasonably require, and "Title Insurance Policies" means all such policies collectively.

         "Transaction Costs" means all costs and expenses paid or payable by the Borrowers relating to the Transactions, including, without limitation, appraisal fees, legal fees and accounting fees and the costs and expenses described in
Section 8.23.

         "Transactions" means each of the transactions contemplated by the Loan Documents, including each Advance.

         "Transfer" means any transfer, sale, assignment or conveyance of a Facility.

         "Transfer Agreement" means the Transfer, Services, Distributions and Termination Agreement, dated as of July 7, 1998, among Alpine Realty Investments, LLC, Fortress GSA Properties LLC and certain other parties named therein.

         "Treasury Rate" means, as of the date of determination, the yield as reported in the current Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities", of U.S. Treasury constant maturities with maturity dates 10 years from the date of issuance. (In the event Release H.15 is no longer published, the Lender may select a comparable publication reasonably acceptable to the Borrowers to determine the Treasury Rate.)

         "UCC" means with respect to a Facility, the Uniform Commercial Code as in effect on the date hereof in the state where such Facility is located, as amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the state where such Facility is located, "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

         "UCC Searches" has the meaning specified in Section 3.3(G).

         "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

         "Year" means, by number, (a) the period commencing on the Closing Date and ending on the first anniversary thereof (Year 1) and (b) each consecutive one-year period thereafter.
                                   ARTICLE II

                                  GENERAL TERMS

         Section 2.1. Amount of the Loan; Amounts of Advances.

         (a) From and including the Closing Date to and including the date that is 36 months after the date hereof (the "Financing Period"), subject to the terms and conditions of this Agreement, the Lender may, or, if, in the Lender's determination, required by applicable law, may cause an accommodation lender to, lend to the Borrowers, on a joint and several basis, a total amount up to the Loan Amount in one or more Advances. Notwithstanding any other provision of this Agreement, the Lender shall have no obligation to fund any Advance, and the conditions set forth in this Agreement for the Lender to make an Advance shall be necessary but not sufficient conditions to the making of an Advance.

         (b) The amount of each Advance to be made on the initial Advance Closing Date is set forth on Schedule 2. The amount of any Advance to be made after the initial Advance Closing Date shall not exceed the Advance Rate multiplied by the lesser of (i) the purchase price of the Facility to be acquired with the proceeds of such Advance or (ii) the Appraised Value of such Facility, and the Borrowers shall provide the balance of such purchase price. After any Principal Indebtedness is repaid, the Lender shall have no obligation to re-advance the amount repaid.

         Section 2.2. Use of Proceeds. Proceeds of each Advance shall be used for the following purposes: (a) to pay the purchase price for an Eligible Property being acquired by any Borrower and the reasonable costs and expenses directly related to such acquisition, (b) to repay all existing indebtedness on such Eligible Property and all related costs and expenses of such repayment, (c) to pay to the Lender and the Advisor the financing fees and to pay or reimburse all other Transaction Costs, (d) to purchase an Interest Rate Protection Agreement, if applicable, and (e) to fund the Capital Reserve Sub-Account in the amount of the Initial Capital Requirement for such Facility, if required.

         Section 2.3. Security for the Loan. The Note and the Borrowers' joint and several obligations hereunder and under the other Loan Documents shall be secured by (a) the Mortgages, (b) the Collateral Security Instruments and (c) the security interests and Liens granted in this Agreement and in the other Loan Documents.

         Section 2.4. Borrower's Note. The Borrowers' joint and several obligation to pay the principal of and interest on the Loan and the Prepayment Fee, if any, shall be evidenced on the date hereof by the Note, duly executed and delivered by the Borrowers. The Lender is hereby authorized, at its option,
(i) to endorse on a schedule attached to the Note (or on a continuation of such schedule attached to the Note and made a part thereof) an appropriate notation evidencing the date and amount of each Advance and of each payment of principal, interest and Prepayment Fee, if any, in respect thereof, and/or (ii) to record such Advance and such payments in respect thereof in its books and records. Such schedule and/or such books and records, as the case may be, shall, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. The failure of the Lender to make a notation on the schedule to the Note or its books and records as aforesaid shall not affect the obligations of the Borrowers hereunder, under the Note or any other Loan Document in any respect. At no time shall the aggregate original principal amounts of the Note exceed the Loan Amount. The Note shall be payable as to principal, interest and Prepayment Fee, if any, as specified in this Agreement. The final maturity of the Note shall occur on the Maturity Date.

         Section 2.5. Principal, Interest and Fees. (a) The principal sum of the Note shall, except as otherwise provided in this Agreement, be payable only on the Maturity Date. Interest on the Loan through the end of each Interest Accrual Period shall be payable in arrears on the Payment Date (other than the Maturity
Date) that precedes the end of such Interest Accrual Period, with the entire outstanding principal balance of the Loan, together with all accrued but unpaid interest thereon through the Maturity Date, due and payable to the Lender on the Maturity Date. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year.

         (b) Interest on the Principal Indebtedness shall commence to accrue upon the first Advance Closing Date. Each Advance will bear interest during each Interest Accrual Period from and including its respective Advance Closing Date at a rate per annum equal to the lesser of (i) LIBOR determined as of the Interest Determination Date immediately preceding each such Interest Accrual Period plus the Pricing Spread and (ii) the Maximum Rate.

         (c) Promptly following the end of the calendar month during which such investment earnings are received by the Lender, the Lender shall remit to the Collateral Agent, for deposit into the Collection Account, an amount equal to the amount of investment earnings received by the Lender on interest payments made by the Borrowers on or after the immediately preceding Payment Date through but excluding the last day of such Interest Period.

         (d) Borrower shall pay lender a fee on the average daily unused amount of the Loan Amount at a rate per annum equal to 0.175%, payable quarterly in arrears on each Payment Date.

         (e) If the Borrowers fail to make (i) the payment due on the Maturity Date or (ii) any other payment of principal of or interest on the Loan when due, the unpaid amount will bear interest at the lesser of the Default Rate and the Maximum Rate from the date due until paid. The Borrowers will be deemed to have made a quarterly payment of interest if the funds necessary to make such payment are in the Debt Service Payment Sub-Account on the Payment Date.

         Section 2.6. Voluntary Prepayment. (a) The Borrowers may voluntarily prepay the Loan at any time in whole or, unless an Event of Default shall have occurred and be continuing, in part; provided, however, that, any such prepayment may be made only on a Payment Date and must be accompanied by an amount representing a prepayment premium equal to the Prepayment Fee, together with all accrued interest and other amounts then due under the Loan Documents.

         (b) In the event of any such voluntary prepayment, the Borrowers shall give the Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay, which notice shall be given at least 30 days prior to the date upon which prepayment is to be made and shall specify the Payment Date on which such prepayment is to be made and the amount of such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein (unless such notice is revoked by the Borrowers prior to the date specified therein in which event the Borrowers shall immediately reimburse the Lender for any costs incurred in connection with the giving of such notice and its revocation).

         Section 2.7. Mandatory Prepayment. (a) A Borrower may Transfer any Individual Property at any time; provided, however, that (i) such Borrower shall have given the Lender at least 30 days' prior written notice of the Transfer,
(ii) no Default or Event of Default shall have occurred and be continuing or shall result from such Transfer, (iii) the Lender shall have received from the Borrowers financial statements, calculations and other backup information with respect to the matters referred to in clause (ii) above, all in form and substance reasonably satisfactory to the Lender and accompanied by an Officer's Certificate stating that such statements, calculations and information are true, correct and complete in all material respects, and (iv) upon the date of the consummation of any such Transfer, the Borrowers shall pay to the Lender (unless such notice is revoked by the Borrowers prior to the date specified therein in which event the Borrowers shall immediately reimburse the Lender for any reasonable costs incurred in connection with the giving of such notice and its revocation):

                  (1) all interest accrued on the portion of the Loan being prepaid through the date of prepayment;

                  (2) if such prepayment is made on a day other than a Payment Date, any Breakage Costs incurred or to be incurred by the Lender;

                  (3) the payment of the Prepayment Fee with respect to the prepayment of the Note; as of the date of such Transfer; provided, however, that no Prepayment Fee shall be payable if the aggregate Release Price required to be paid with respect to such Transfer and all previous Transfers of Individual Properties does not exceed 20% of the highest amount of Principal Indebtedness outstanding since the Closing Date;

                  (4) an amount equal to the Release Price; and

                  (5) all other amounts due under the Related Mortgage.

         (b) If the Borrowers are required by the Lender under the provisions of a Mortgage to prepay the Loan or any portion thereof in the event of damage, destruction or a Taking of a Facility, the Borrowers shall prepay a portion of the Loan (such prepayment to be applied to the Allocated Loan Amount for such Facility to the extent of such Allocated Loan Amount) such that the principal amount prepaid together with accrued interest thereon to the date of prepayment exhausts the Insurance Proceeds or the Condemnation Proceeds available for such prepayment by remitting the Loss Proceeds from the Collection Account. In the event that the amount of such Loss Proceeds exceeds the Allocated Loan Amount for such Facility, the Borrowers shall be required to pay to the Lender an amount equal to the lesser of (i) the amount of such Loss Proceeds and (ii) the aggregate amount that would be payable under Section 2.7(a) in the event that the Facility were Transferred (excluding any Prepayment Fee). No Prepayment Fee shall be applicable in the event of any prepayment pursuant to this Section 2.7(b).

         (c) If, as calculated on any date prior to the beginning of Year 4, (i) either Debt Service Coverage Ratio is less than the applicable Required Debt Service Coverage Ratio or (ii) subject to the next succeeding sentence, any Pool Requirement (other than a Pool Requirement described in clause (v), clause (vi) or clause (xi) of the definition thereof) has been violated, then the Borrowers shall, if so directed by the Lender, on each Monthly Date thereafter until the condition described in clause (i) or clause (ii), as the case may be, is no longer continuing, (A) prepay the Loan in an aggregate amount equal to the Preliminary Excess Cash Flow for the prior month, such Preliminary Excess Cash Flow to be applied by the Lender to the payment of the Loan; or (B) deposit an amount equal to the Preliminary Excess Cash Flow for the prior month into the Excess Cash Flow Reserve Sub-Account. Notwithstanding any other provision of this Agreement, the Lender's decision to fund the initial Advance hereunder shall constitute a waiver of any noncompliance with Pool Requirements with respect to the Individual Properties and Leases existing or in effect as of the initial Advance Closing Date, but only (i) to the extent that any such noncompliance exists as of such initial Advance Closing Date and (ii) so long as there is no change in the overall composition of Individual Properties and Leases subject to the provisions of this Agreement and the other Loan Documents. No Prepayment Fee shall be applicable in the event of any prepayment pursuant to this Section 2.7(c).

         (d) If an Event of Default shall occur, the Borrowers shall, if so directed by the Lender, on each Monthly Date thereafter until such Event of Default has been cured, (i) prepay the Loan in an aggregate amount equal to the Preliminary Excess Cash Flow for the prior month, such Preliminary Excess Cash Flow to be applied by the Lender to the payment of the Loan; or (ii) deposit an amount equal to the Preliminary Excess Cash Flow for the prior month into the Excess Cash Flow Reserve Sub-Account. This clause shall not be construed as an agreement or privilege to extend the date of the payment of the Loan, nor as a waiver of any other right or remedy accruing to the Lender by reason of the occurrence of any Event of Default.

         (e) In the event that any Rating Agency's Investment Grade Advance Rate shall be less than 75%, the Borrowers shall, within 30 Business Days of receipt of notice from the Lender of such occurrence, prepay the Loan so that the amount of Principal Indebtedness that remains outstanding is less than or equal to the aggregate principal amount of the Loan that would have been made on the Mortgaged Property had the Advance Rate been equal to the Investment Grade Advance Rate at the time of each Advance (and all payments made by the Borrowers pursuant to this clause (e) shall be applied immediately to reduce the Principal Indebtedness).

         (f) The Borrower shall, if so directed by the Lender, on each Monthly Date occurring after the end of Year 3, (i) prepay the Loan in an aggregate amount equal to the Preliminary Excess Cash Flow for the prior month, such Preliminary Excess Cash Flow to be applied by the Lender to the payment of the Loan; or (ii) deposit an amount equal to the Preliminary Excess Cash Flow for the prior month into the Excess Cash Flow Reserve Sub-Account.

         (g) Upon prepayment of the Loan in full, the Borrowers shall pay to the Lender, in addition to the amounts specified in Section 2.6 or this Section 2.7, as applicable, any other amounts then due and payable to the Lender pursuant to the Loan Documents. All prepayments made pursuant to Section 2.6 or this Section
2.7 shall be applied in accordance with the provisions of Section 2.8.

         Section 2.8. Application of Payments. All proceeds (including any Net Proceeds, other than those described in clause (i)(y) of the definition thereof) of any repayment, including prepayments, of the Loan shall be applied to pay: first, any reasonable out-of-pocket costs and expenses of the Lender arising as a result of such repayment; second, any accrued and unpaid interest then payable with respect to the Loan or the portion thereof being repaid; third, the Prepayment Fee, if any, on the Loan or the portion thereof being repaid; fourth, the outstanding principal amount of the Loan or the portion thereof being repaid; and fifth, any other amounts owing by the Borrowers under this Agreement or any other Loan Document.

         Section 2.9. Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to the Lender not later than 10:00 a.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in federal or other immediately available funds to an account specified to the Borrowers by the Lender in writing, and any funds received by the Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

         (b) All payments made by the Borrowers hereunder, or by the Borrowers under the other Loan Documents, shall be made irrespective of, and without any deduction for, any set-offs or counterclaims.

         Section 2.10. Taxes. All payments made by the Borrowers under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (other than taxes imposed on the income of the Lender).

         Section 2.11. Release of Collateral. (a) Notwithstanding any other provision of this Agreement or any other Loan Document, upon a prepayment with respect to any Individual Property as described in Section 2.7(a) or Section 2.12(h) hereof, the Collateral Agent shall, simultaneously with its receipt of, and pursuant to, written directions from the Lender and confirmation from the Lender that it has received the full amount of such prepayment (which directions and confirmation the Lender hereby agrees to deliver to the Collateral Agent immediately), release the Lien of the Related Mortgage and the related Assignment of Rents and UCC-1 financing statements, pursuant to documentation provided to it, and any other Liens in favor of the Lender relating to such Individual Property and shall release to the Borrowers any portion of the Sub-Accounts relating to such Individual Property.

         (b) If the Lender (i) receives Loss Proceeds with respect to any Facility (x) in the event of a Taking or casualty affecting 100% of such Facility or (y) in an amount equal to or exceeding the sum of the Allocated Loan Amount for such Facility and accrued and unpaid interest thereon and (ii) applies such Loss Proceeds to reduce the Indebtedness in accordance with Section 2.7(b), the Collateral Agent shall simultaneously with its receipt of, and pursuant to, written directions from the Lender and confirmation from the Lender that it has made such application (which directions and confirmation the Lender hereby agrees to deliver to the Collateral Agent immediately), release the Lien of the Related Mortgage and related Assignment of Rents and UCC-1 financing statements, pursuant to documentation provided to it, and any other Liens in favor of the Lender relating to such Individual Property.

         (c) Upon (i) repayment of the Loan and all other amounts due hereunder and under the Loan Documents (including all Secured Obligations owing to any Secured Party) in full in accordance with the terms hereof and thereof and the expiration of the Financing Period or (ii) if the initial Advance Closing Date shall not occur as a result of a failure to issue the MTNs, the Collateral Agent shall release its Liens with respect to all Collateral.

         Section 2.12. Central Cash Management. (a) (i) shall jointly open and maintain at the Collateral Agent a non-interest-bearing segregated trust account (the "Collection Account"). The Collection Account shall each be opened and maintained in the name of the Collateral Agent. The Borrowers shall direct each lessee and each other account debtor of any Borrower to remit all payments due to any Borrower directly to the Collection Account. The Borrowers shall deposit all Moneys and checks received by the Borrowers in respect of Rent or otherwise in respect of any Accounts within two Business Days after receipt thereof, directly into the Collection Account. The Collection Account shall at all times be an Eligible Account. The Borrowers shall have no right of withdrawal from the Collection Account, and the Collection Account shall be under the sole dominion and control of the Collateral Agent.

         (ii) The Borrowers shall jointly open and maintain at the Collateral Agent a demand deposit account (the "Basic Carrying Costs Account") in the name of the Borrowers "as joint and several Debtors and Bankers Trust Company (as Collateral Agent) as Secured Party pursuant to the Loan Agreement dated as of July 31, 1998". Upon the occurrence and during the continuance of a Default or Event of Default, the Collateral Agent shall, upon the receipt of and pursuant to the written instructions of the Lender, transfer all funds on deposit in the Basic Carrying Costs Account into the Basic Carrying Costs Sub-Account.

         (b) Establishment of Sub-Accounts. The Collection Account shall contain the Debt Service Payment Sub-Account, the Insurer Sub-Account, the Basic Carrying Costs Sub-Account, the Capital Reserve Sub-Account, the Interest Rate Protection Sub-Account, the Lease Reserve Sub-Account and the Excess Cash Flow Reserve Sub-Account, each of which accounts (individually, a "Sub-Account" and collectively, the "Sub-Accounts") shall be an Eligible Account to which certain funds shall be allocated and from which disbursements shall be made pursuant to the terms of this Agreement. The Collateral Agent shall be permitted to establish such Sub-Accounts as non-interest bearing trust accounts for administrative purposes.

         (c) Permitted Investments. Upon the request of the Borrowers, the Lender may direct the Collateral Agent in writing to invest and reinvest any balance in the Collection Account from time to time in Permitted Investments as instructed by the Borrowers; provided, however, that (i) if the Borrowers fail to so instruct the Lender, or upon the occurrence of an Event of Default, the Lender shall direct the Collateral Agent in writing to invest and reinvest such balance in Permitted Investments as the Lender shall determine in its sole discretion, (ii) the maturities of the Permitted Investments on deposit in the Collection Account shall, to the extent such dates are ascertainable, be selected and coordinated to become due not later than the day before any disbursements from the applicable Sub-Accounts must be made, (iii) all such Permitted Investments shall be held in the name and be under the sole dominion and control of the Lender, and (iv) no Permitted Investment shall be made unless the Lender shall retain a perfected first priority Lien in such Permitted Investment securing the Secured Obligations and all filings and other actions necessary to ensure the validity, perfection, and priority of such Lien have been taken. It is the intention of the parties hereto that the entire amount deposited in the Collection Account (or as much thereof as the Lender may reasonably arrange to invest) shall at all times be invested in Permitted Investments, and that the Collection Account shall be a so-called "zero balance" account. All funds in the Collection Account that are invested in a Permitted Investment are deemed to be held in the Collection Account for all purposes of this Agreement and the other Loan Documents. The Lender shall have no liability for any loss in investments of funds in the Collection Account that are invested in Permitted Investments (unless invested contrary to Borrowers' request prior to an Event of Default) and no such loss shall affect the Borrowers' obligation to fund, or liability for funding, the Collection Account and each Sub-Account, as the case may be. Each Borrower agrees that such Borrower shall include its pro-rata share of all such earnings on the Collection Account as income of such Borrower for federal and applicable state tax purposes. In no event shall the Collateral Agent be liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent shall have no liability in respect of losses incurred as a result of the liquidation of any Permitted Investment prior to its stated maturity or the failure of the Borrowers or the Lender to provide timely written investment direction. The Collateral Agent shall have no obligation to invest or reinvest any amounts held hereunder in the absence of written investment direction.

         (d) Interest on Accounts. All interest paid or other earnings on the Permitted Investments made hereunder shall be deposited into the Collection Account and shall be subject to allocation and distribution like any other monies deposited therein.

         (e) Payments. Not later than three Business Days before each Payment Date during the term of the Loan, the Lender shall deliver to the Borrowers and the Collateral Agent a certificate in the form attached hereto as Exhibit S, setting forth (i) the Debt Service that will be payable to the Lender on such Payment Date, which amount shall include interest accruing through the end of the then-current Interest Accrual Period (the "Required Debt Service Payment") and (ii) whether sufficient funds exist in the Collection Account to fund the Debt Service Payment Sub-Account, the Insurer Sub-Account, the Interest Rate Protection Sub-Account, the Basic Carrying Costs Sub-Account, the Excess Cash Flow Reserve Sub-Account and the Capital Reserve Sub-Account in the required amounts. If any such certificate states that the funds then allocated to the Sub-Accounts are less than the amount of funds which are required to be on deposit therein on such Payment Date, the Borrowers shall be obligated to deposit funds (in addition to Rents and Money received from Accounts) into the Collection Account in the amount of such deficiency, and failure to make such deposit at or before 10:00 a.m. on the Business Day that is two Business Days after such Payment Date shall be an Event of Default hereunder.

                  (i) Payment of Basic Carrying Costs. If funds are the allocated to the Basic Carrying Costs Account, the Borrowers shall withdraw funds on deposit in such Account from time to time for purpose of paying Basic Carrying Costs when due. If amounts are then allocated to the Basic Carrying Costs Sub-Account, to the extent that there are insufficient funds available in the Basic Carrying Costs Account, at least five Business Days prior to the due date of any Basic Carrying Cost, the Borrowers shall notify the Lender in writing and request that the Lender request the Collateral Agent to release to the Borrowers from the Basic Carrying Costs Sub-Account funds sufficient to pay such Basic Carrying Cost prior to the due date thereof. Together with each such request, the Borrowers shall furnish the Lender with copies of bills and other documentation as may be reasonably required by the Lender to establish that such Basic Carrying Cost is then due. Provided no Event of Default has occurred and is continuing, the Lender will direct the Collateral Agent in writing to release to the Borrowers from the Basic Carrying Cost Sub-Account an amount sufficient to pay such Basic Carrying Cost before same shall be delinquent to the extent that there are funds available in the Basic Carrying Cost Sub-Account and the Lender has received appropriate documentation to establish the amount(s) due and the due date(s).

                  (ii) Payment of Debt Service. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan and on the Maturity Date, the Collateral Agent shall transfer from the Debt Service Payment Sub-Account to the Lender an amount equal to the Required Debt Service Payment. The Borrowers shall be deemed to have timely made the Required Debt Service Payment pursuant to Section 2.9 regardless of the time the Collateral Agent makes such transfer to the Lender as long as sufficient funds are then on deposit in the Debt Service Payment Sub-Account. In the event that the amount of funds transferred to the Lender on any Payment Date pursuant to the first sentence of this clause (ii) is less than the Required Debt Service Payment, the Collateral Agent, at the written direction of the Lender, shall promptly transfer to the Lender any amounts received from the Borrowers or applied from any other Account or Sub-Account specified by the Lender to cure such deficiency after such transfer but prior to 10:00 a.m. on the Business Day that is two Business Days after such Payment Date.

                  (iii) Payments to Insurer. At or before 12:00 noon, New York City time, on each Payment Date during the term of the Loan and on the Maturity Date, the Collateral Agent shall transfer from the Insurer Sub-Account to the Insurer an amount equal to all Insurer Obligations payable on such Payment Date, as set forth in written instructions delivered by the Insurer to the Collateral Agent. The Borrowers shall be deemed to have timely made the payment required under this clause
         (iii) pursuant to Section 2.9 regardless of the time the Collateral Agent makes such transfer to Insurer as long as sufficient funds are then on deposit in the Insurer Sub-Account.

                  (iv) Payment for Interest Rate Protection Agreement. The Collateral Agent shall transfer funds from the Interest Rate Protection Sub-Account to the appropriate counterparty at any time, pursuant to the written instructions of the Controlling Party.

                  (v) Excess Cash Flow Reserve. If, at any time prior to the beginning of Year 4, (A) all Events of Default that shall have occurred shall have been waived by the Lender; (B) each Debt Service Coverage Ratio is greater than or equal to the Required Debt Service Coverage Ratio, and (C) each Pool Requirement is satisfied, the Lender will direct the Collateral Agent in writing to transfer all funds on deposit in the Excess Cash Flow Reserve Sub-Account to the Collection Account.

                  (vi) Payment of Capital Improvement Costs. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon the Borrowers' written request the Lender will direct the Collateral Agent in writing to transfer funds to the Borrowers then allocated to the Capital Reserve Sub-Account for payment of Capital Improvement Costs. Together with each such request, the Borrowers shall furnish the Lender with copies of bills and other documentation as may be reasonably required by the Lender to establish that such Capital Improvement Costs are then due, together with lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment.

                  (vii) Payment of Costs from Lease Reserve Sub-Account. Not more frequently than once each month and provided that no Event of Default has occurred and is continuing, upon the Borrowers' written request, the Lender will direct the Collateral Agent in writing to transfer funds to the Borrowers then allocated to the Lease Reserve Sub-Account for payment of Operating Expenses, tenant improvement costs and leasing commissions. Together with each such request, the Borrowers shall furnish the Lender with copies of bills and other documentation as may be reasonably required by the Lender to establish that such amounts are then due, together with lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment.

            (f) Monthly Funding of Basic Carrying Costs Account and Sub-Accounts. On each Monthly Date during the term of the Loan, the Collateral Agent shall in accordance with the written direction of the Lender allocate all funds then on deposit in the Collection Account as follows and in the following priority:

                  (i) first, to the Basic Carrying Costs Account, until an amount equal to the Basic Carrying Costs Monthly Installment for the current month has been allocated to the Basic Carrying Costs Account; provided, however, that following the Collateral Agent's receipt of written notice from the Lender that a Default or Event of Default has occurred and is continuing and directing the Collateral Agent to transfer all funds on deposit in the Basic Carrying Costs Account to the Basic Carrying Costs Sub-Account, and until the Collateral Agent shall receive written notice from the Lender that such Default or Event of Default has been cured, the Collateral Agent shall allocate to the Basic Carrying Costs Sub-Account all funds that would otherwise be transferred to the Basic Carrying Costs Account;

                  (ii) second, to the Debt Service Payment Sub-Account, (A) on each Monthly Date other than a Payment Date, an amount certified by the Lender to be equal to (or if such amount cannot be precisely determined, the Lender's best estimate of) one-third of the Required Debt Service Payment payable on the next Payment Date; and (B) on each Payment Date, the amount required to increase the balance of the Debt Service Payment Sub-Account to the amount certified by the Lender to be the Required Debt Service Payment for such Payment Date;

                  (iii) third, to the Insurer Sub-Account, (A) on each Monthly Date other than a Payment Date, an amount certified by Insurer to be equal to (or if such amount cannot be precisely determined, Insurer's best estimate of) one-third of the amount of Insurer Obligations that will be payable on the next Payment Date; and (B) on each Payment Date, the amount required to increase the balance of the Insurer Sub-Account to the amount certified by Insurer to be the amount of Insurer Obligations payable on such Payment Date;

                  (iv) fourth, if Interest Rate Protection Agreements in form and substance satisfactory to the Lender are not in place and if required by the Lender in its sole discretion, to the Interest Rate Protection Sub-Account, the amount certified by the Lender to be the amount required to bring the balance of such Sub-Account to the Required Interest Rate Protection Sub-Account Balance;

                  (v) fifth, to the Lease Reserve Sub-Account, the amount certified by the Lender to be the amount required to bring the balance of such Sub-Account to the Required Lease Reserve Sub-Account Balance;

                  (vi) sixth, to the Excess Cash Flow Reserve Sub-Account, any amount of Preliminary Excess Cash Flow that the Lender may direct the Collateral Agent to apply to such Sub-Account pursuant to Section 2.7(c); and

                  (vii) seventh, to the Capital Reserve Sub-Account, until an amount equal to the Capital Reserve Monthly Installment for the current month has been allocated to the Capital Reserve Sub-Account.

            Provided that (i) no Event of Default has occurred and is continuing, (ii) the Lender has received all financial information described in
Section 5.1(R) for the most recent periods for which the same are due and (iii) no prepayments of the Loan from Preliminary Excess Cash Flow are then required pursuant to Section 2.7(c) or (d), the Lender agrees that on each Monthly Date any amounts deposited into or remaining in the Collection Account after the minimum amounts set forth in clauses (i), (ii), (iii), (iv), (v) and (vi) above have been allocated with respect to the current month and any periods prior thereto, the Lender shall instruct the Collateral Agent in writing to disburse such amounts to the Borrowers by wire transfer. The Borrowers shall use any funds distributed to the Borrowers pursuant to the foregoing to first pay all Operating Expenses, and all Excess Cash Flow may be retained by the Borrowers and used for, or applied to, any purpose, including, without limitation, dividends or other distributions. If an Event of Default has occurred and so long as it is continuing, any amounts deposited into or remaining in the Collection Account after the Lender has allocated minimum amounts as hereinabove provided shall be for the account of the Lender and may be withdrawn by the Lender to be applied as provided in the Loan Documents.

            If, on any Payment Date, the balance in the Debt Service Payment Sub-Account is insufficient to make the payment of Required Debt Service Payment or the Insurer Obligations then payable, then the Lender may (but shall not be obligated to) withdraw funds from the Basic Carrying Costs Account, the Interest Rate Protection Sub-Account, Basic Carrying Costs Sub-Account, the Excess Cash Flow Reserve Sub-Account or the Capital Reserve Sub-Account to pay such deficiency. In the event that the Lender elects to apply the proceeds of any such Sub-Account to pay any Required Debt Service Payment, the Borrowers shall, upon demand, repay to the Lender the amount of such withdrawn funds to replenish such Sub-Account, and if the Borrowers shall fail to repay such amounts within five days after such withdrawal, an Event of Default shall exist hereunder, which Event of Default shall not be cured unless and until the Borrowers repay such amount or all Sub-Accounts have again been fully funded from Rents or Money received from Accounts. The Lender may, at its sole option, replenish such Sub-Account out of available Rents or Money received from Accounts in subsequent months which the Borrowers would have otherwise been entitled to receive.

            (g) Loss Proceeds. In the event of a casualty or Taking with respect to a Facility, unless pursuant to the Related Mortgage the proceeds received under any insurance policy ("Insurance Proceeds") or the proceeds in respect of any Taking ("Condemnation Proceeds") are to be made available to the Borrowers for restoration, the Lender and the Borrowers shall cause all such Insurance Proceeds or Condemnation Proceeds (collectively, "Loss Proceeds") to be paid directly to the Collection Account, whereupon the Lender will apply same to reduce the Indebtedness in accordance with Section 2.7(b). If the Lender agrees or is required pursuant to the provisions hereof or of the Mortgage to make Loss Proceeds available for restoration, then, to the extent permitted in the applicable Lease(s) (i) all Insurance Proceeds received in respect of business interruption coverage and (ii) any Condemnation Proceeds received in connection with a temporary Taking shall be maintained in the Collection Account, to be applied by the Lender in the same manner as Rent received with respect to the operation of such Facility; provided, further, that in the event that the Insurance Proceeds of any such business interruption insurance policy or Condemnation Proceeds of such temporary Taking are paid in a lump sum in advance, the Lender will hold such Insurance Proceeds or Condemnation Proceeds in a segregated non-interest-bearing trust account at the Collateral Agent, shall estimate, in the Lender's reasonable discretion, the number of months required for the Borrowers to restore the damage caused by the casualty to such Facility or that such Facility will be affected by such temporary Taking, as the case may be, shall divide the aggregate business interruption Insurance Proceeds or Condemnation Proceeds in connection with such temporary Taking by such number of months, and shall disburse from such escrow account into the Collection Account each month during the performance of such restoration or pendency of such temporary Taking such monthly installment of said Insurance Proceeds or Condemnation Proceeds. In the event that Insurance Proceeds or Condemnation Proceeds are to be applied toward restoration, the Lender will hold such funds in a segregated non-interest-bearing trust account at the Collateral Agent and shall direct the Collateral Agent in writing to disburse same in accordance with the provisions of the Related Mortgage. If any Loss Proceeds are received by any Borrower, such Loss Proceeds shall be received in trust for the Lender, shall be segregated from other funds of Borrower, and shall be forthwith paid to the Collection Account, or paid to the Lender to hold in a segregated interest-bearing trust account, in each case to be applied or disbursed in accordance with the foregoing, except as provided to the contrary in the Related Mortgage. Any Loss Proceeds made available to the Borrowers for restoration in accordance herewith, to the extent not used by the Borrowers in connection with, or to the extent they exceed the cost of, such restoration, shall be deposited into the Collection Account, whereupon the Lender will apply the same to reduce the Allocated Loan Amount applicable to the affected Individual Property in accordance with Section 2.7(b).

            (h) Payment of Basic Carrying Costs. The Borrowers shall pay all Basic Carrying Costs with respect to the Borrowers and each Individual Property in accordance with the provisions of the Related Mortgage, subject, however, to the Borrowers' rights to contest payment of same in accordance with the Related Mortgage. The Borrowers' obligation to pay (or cause the Lender to pay) Basic Carrying Costs pursuant to this Agreement shall include, to the extent permitted by applicable law, Impositions resulting from future changes in law which impose upon the Lender or any Deed of Trust Trustee an obligation to pay any property taxes or other Impositions or which otherwise adversely affect the Lender's or the Deed of Trust Trustee's interests. (In the event such a change in law prohibits the Borrowers from assuming liability for payment of any such Imposition, the Allocated Loan Amount and accrued and unpaid interest thereon with respect to the affected Facility shall, at the option of the Lender, become due and payable, without payment of the Prepayment Fee, on the date that is 120 days after such change in law and failure to pay such amounts on the date due shall be an Event of Default.) All funds deposited in the Collection Account relating to the Basic Carrying Costs shall be held by the Lender pursuant to the provisions of this Agreement and the Lender shall direct the Collateral Agent in writing to apply such funds in payment of the foregoing charges when and as payable, provided that no Event of Default shall have occurred and be continuing. Should an Event of Default occur, the proceeds on deposit in the Basic Carrying Costs Sub-Account may be applied by the Lender in payment of any Basic Carrying Costs for all or any portion of the Mortgaged Property as the Lender in its sole discretion may determine; provided, however, that no such application shall be deemed to have been made by operation of law or otherwise until actually made by the Lender as herein provided.

            (i) Collateral Agent's Reliance. The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent may rely on notice from the Lender as to the occurrence of an Event of Default.

            Section 2.13 Security Agreement. (a) Pledge of Accounts. To secure the full and punctual payment and performance of all of the Secured Obligations, the Borrowers hereby sell, assign, convey, pledge and transfer to the Collateral Agent (for the equal and ratable benefit of the Secured Parties, in accordance with their respective interests as set forth in the Collateral Agency Agreement), and grant a first and continuing security interest in and to, the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the "Account Collateral"):

                  (i) all of the Borrowers' right, title and interest in the Collection Account and the Basic Carrying Costs Account and all Money, if any, from time to time deposited or held in the Collection Account and the Basic Carrying Costs Account ;

                  (ii) all interest, dividends, Money, Instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any of the foregoing; and

                  (iii) to the extent not covered by clause (i), (ii), or (iii) above, all proceeds (as defined under the UCC of the applicable jurisdiction) of any or all of the foregoing.

            (b) Covenants. The Borrowers covenant that (i) all Rents and Money (other than tenant security deposits) received from Accounts shall be deposited into the Collection Account; (ii) so long as any portion of the Secured Obligations is outstanding, the Borrowers shall not open (or permit any Property Manager to open) any other account for the collection of Rents (other than tenant security deposits) or Money received from Accounts; and (iii) the Borrowers will instruct each counterparty to the Interest Rate Protection Agreements (if applicable) to deposit any and all payments thereunder into the Collection Account

            (c) Rules Governing Collection Account. The Collection Account and the Basic Carrying Costs Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other banking authority or Governmental Authority, as may now or hereafter be in effect, and to the rules, regulations and procedures of the Collateral Agent relating to trust accounts or demand deposit accounts, as applicable, from time to time in effect.

            (d) Financing Statements: Further Assurances. In connection with each Advance Closing Date, the Borrowers will execute and deliver to the Collateral Agent for filing a financing statement or statements in connection with the Account Collateral in the form required to properly perfect the Collateral Agent's security interest in the Account Collateral to the extent that it may be perfected by such a filing. The Borrowers agree that at any time and from time to time, at the expense of the Borrowers, the Borrowers shall promptly execute and deliver all further instruments, and take all further action, that is required or that the Collateral Agent may reasonably request, in order to perfect and protect the pledge and security interest granted or purported to be granted hereby, or to enable the Collateral Agent to exercise and enforce the Collateral Agent's rights and remedies hereunder with respect to, any Account Collateral.

            (e) Transfers and Other Liens. Each Borrower agrees that it will not sell or otherwise dispose of any of the Account Collateral other than pursuant to the terms hereof, or create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien granted to the Collateral Agent under this Agreement.

            (f) Collateral Agent's Right to Perform. If the Borrowers or any Borrower fails to perform any covenant or obligation contained herein and such failure shall continue for a period of 10 Business Days after the Borrowers' receipt of written notice thereof from the Collateral Agent, the Collateral Agent may, but shall have no obligation to, itself perform, or cause performance of, such covenant or obligation, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Borrowers to the Collateral Agent upon demand. Notwithstanding the foregoing, the Collateral Agent shall have no obligation to send notice to the Borrowers of any such failure unless directed to do so by the Controlling Party.

            (g) Collateral Agent's Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall not have any duty as to any Account Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of the Collateral Agent, or the preservation of rights against any Person or otherwise with respect thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not be liable or responsible for any loss, damage or diminution in value by reason of the act or omission of the Collateral Agent, or the Collateral Agent's agents, employees or bailees, except to the extent that such loss or damage or diminution in value results from the Collateral Agent's gross negligence or willful misconduct or the gross negligence or willful misconduct of any such agent, employee or bailee of the Collateral Agent.

            (h) Remedies. The rights and remedies provided in this Section 2.13 are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by the Collateral Agent or any Secured Party in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.

            (i) No Waiver. Every right and remedy granted to the Collateral Agent under this Agreement or by law may be exercised by the Collateral Agent at any time and from time to time, and as often as the Collateral Agent may deem it expedient. Any and all of the Collateral Agent's rights with respect to the pledge and security interest granted hereunder shall continue unimpaired, and each Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (i) any proceeding of any Borrower under the United States Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (ii) the release or substitution of Account Collateral at any time, or of any rights or interests therein or (iii) any delay, extension of time, renewal, compromise or other indulgence granted by the Collateral Agent in the event of any Default with respect to the Account Collateral or otherwise hereunder. No delay or extension of time by the Collateral Agent in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon the Borrowers by the Collateral Agent, shall constitute a waiver thereof, or limit, impair or prejudice the Collateral Agent's right, without notice or demand, to take any action against the Borrowers or to exercise any other power of sale, option or any other right or remedy.

            (j) Collateral Agent Appointed Attorney-In-Fact. Each Borrower hereby irrevocably constitutes and appoints the Collateral Agent as such Borrower's true and lawful attorney-in-fact, with full power of substitution, at any time after the occurrence and during the continuation of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of such Borrower with respect to the Account Collateral, and do in the name, place and stead of such Borrower, all such acts, things and deeds for and on behalf of and in the name of such Borrower with respect to the Account Collateral, which such Borrower could or might do or which the Collateral Agent may deem necessary or desirable to more fully vest in the Collateral Agent the rights and remedies provided for herein with respect to the Account Collateral and to accomplish the purposes of this Agreement. The foregoing powers of attorney are irrevocable and coupled with an interest.

            (k) Continuing Security Interest; Termination. This Section 2.13 shall create a continuing pledge of and security interest in the Account Collateral and shall remain in full force and effect until payment in full of the Secured Obligations. Upon payment in full of the Secured Obligations, the Borrowers shall be entitled to the return, upon its request and at its expense, of such of the Account Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof, and the Collateral Agent shall execute such instruments and documents as may be reasonably requested by the Borrowers to evidence such termination and the release of the pledge and lien hereof; provided, however, that the Borrowers shall pay on demand all of the Collateral Agent's expenses in connection therewith.

            (l) Collateral Agent's Reliance. The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Collateral Agent may rely on notice from the Controlling Party as to the occurrence of an Event of Default.

            Section 2.14 Supplemental Mortgage Affidavits. The Lien to be created by each Mortgage is intended to encumber the Individual Property described therein to the full extent of all the Secured Obligations and to cross collateralize the other Individual Properties. As of each Advance Closing Date, the Borrowers shall have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Related Mortgage and all other Mortgages dated on or prior to such Advance Closing Date. If at any time the Lender determines, based on applicable law, that the Lender is not being afforded the maximum amount of security available from any Individual Property as a direct, or indirect, result of applicable taxes not having been paid with respect to the Related Mortgage, the Borrowers agree that the Borrowers will execute, acknowledge and deliver to the Lender, immediately upon the Lender's request, supplemental affidavits increasing the amount of Secured Obligations for which all applicable taxes have been paid to an amount determined by the Lender to be equal to the lesser of (a) the greater of the fair market value of such Individual Property (i) as of the Advance Closing Date for such Individual Property and (ii) as of the date such supplemental affidavits are to be delivered to the Lender, and (b) the amount of the Secured Obligations, and the Borrowers shall, on demand, pay any such additional taxes.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

            Section 3.1. Conditions Precedent to Effectiveness. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4) (the "Closing Date"):

            (A) Loan Agreement. The Borrowers shall have executed and delivered this Agreement to the Lender.

            (B) Note. The Borrowers shall have executed and delivered to the Lender the Note.

            (C) Indemnity Agreement. The Indemnitors shall have executed and delivered to the Collateral Agent the Indemnity Agreement.

            (D) Collateral Agency Agreement. The Borrowers shall have executed and delivered to the Collateral Agent the Collateral Agency Agreement.

            (E) Guarantee. The Guarantor shall have executed and delivered to the Collateral Agent the Guarantee.

            (F) Pledge and Security Agreement. The Guarantor shall have executed and delivered to the Collateral Agent the Pledge and Security Agreement.

            (G) Contribution Agreement. Each Borrower shall have executed the Contribution Agreement.

            (H) Opinions of Counsel. The Lender shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Affiliated Entities, its legal opinions in substantially the form attached hereto as Exhibit N and Exhibit O, respectively. Such legal opinions will be addressed to the Lender, the Insurer and the Rating Agencies, dated the Closing Date, and in form and substance satisfactory to the Lender and its counsel. Each Borrower hereby instructs such counsel to deliver such opinions.

            (I) The Indemnitors shall have executed and delivered to the Lender the Indemnitors Side Letter.

            (J) Fortress GSA Houston Properties, LP and Fortress Houston GP Corp. shall have executed and delivered to the Lender the Partnership Pledge Agreement.

            (K) The Borrowers shall have executed and delivered to the Lender the Substantive Consolidation Certificate.

            (L) The Guarantor shall have executed and delivered to the Lender the Guarantor Side Letter.

            (M) Corporate and LLC Documents. The Lender shall have received with respect to each Affiliated Entity its Charter Document, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 10 days prior to the Closing Date, together with a good standing certificate from such Secretary of State dated a date not more than 10 days prior to the Closing Date.

            (N) Certified Resolutions, etc. The Lender shall have received a certificate of the secretary or assistant secretary or other appropriate officer of each Affiliated Entity dated the Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign each Loan Document to which such Affiliated Entity is a party, (ii) its Organizing Document as in effect on the Closing Date, (iii) the resolutions of its board of directors or other analogous body approving and authorizing the execution, delivery and performance of each Loan Document to which such Affiliated Entity is a party and
(iv) that there have been no changes in its Charter Document since the date of the most recent certification thereof by the appropriate Secretary of State.

            (O) Notification of Account Debtors. Each Borrower shall have provided written notice to each lessee and other account debtor of such Borrower directing each such Person to remit all payments due to such Borrower directly to the Collection Account.

            (P) Representations and Warranties. The representations and warranties herein shall be true and correct in all material respects on such date both before and after the execution and delivery of this Agreement.

            (Q) No Default or Event of Defaults. No Default with respect to the payment of money or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

            (R) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transactions.

            (S) Transaction Costs. The Borrowers shall have paid all Transaction Costs for which bills have been submitted.

            (T) Required Ratings. The Lender shall have received evidence reasonably satisfactory to the Lender that each of Standard & Poor's and Moody's rating the Indebtedness not lower than Investment Grade Advance Rate (provided, that this requirement shall be deemed to be satisfied or waived upon the Lender's execution and delivery of this Agreement).

            (U) Policy. The Insurer shall have delivered the Policy to the Collateral Agent.

            (V) Transfer Agreement. A copy of the Transfer Agreement, certified to be true, correct and complete by the Indemnitors, shall be delivered to the Lender.

            Section 3.2. Execution and Delivery of Agreement. The execution and delivery by the Borrowers of this Agreement shall constitute a representation and warranty by the Borrowers to the Lender that all of the conditions required to be satisfied under Section 3.1 have been satisfied or waived in accordance with Section 8.4.

            Section 3.3. Conditions Precedent to Disbursement of an Advance. The Borrowers shall jointly submit a Request for Borrowing with respect to each Advance and shall submit with such Request for Borrowing the items described in this Section 3.3. If the Lender approves such request, an Advance shall be made on the date (each, an "Advance Closing Date") that is 10 Business Days (or such lesser period of time as shall be agreed to by the parties) after all of the following conditions shall have been satisfied (or waived in accordance with Section 8.4). Notwithstanding the foregoing or any other provision of this Agreement, the funding of any Advance by the Lender shall be subject to the Lender's sole and absolute discretion.

            (A)   Loan Documents.

                  (i) Mortgage. The appropriate Borrower shall have executed and delivered to the Lender a Mortgage with respect to the Facility being acquired and such Mortgage shall have been recorded in the appropriate filing office in the jurisdiction in which such Facility is located or irrevocably delivered to a title agent for such recordation.

                  (ii) Estoppel Certificates. Each Lessee of the Facility, other than the GSA, shall have executed and delivered to the Lender an Estoppel Certificate with respect to such Person's Lease.

                  (iii) Assignment of Rents. The appropriate Borrower shall have executed and delivered to the Lender an Assignment of Rents with respect to the Facility being acquired and the Assignment of Rents shall have been filed of record in the appropriate filing office in the jurisdiction in which such Facility is located or irrevocably delivered to a title agent for such recordation.

                  (iv) Financing Statements. The appropriate Borrower shall have executed and delivered to the Lender all financing statements as shall be required to perfect the Collateral Agent's security interest in the Collateral, and such financing statements shall have been filed of record in the appropriate filing offices in each of the appropriate jurisdictions or irrevocably delivered to a title agent for such recordation.

                  (v) Assignment of U.S. Government Contract; Notice of Assignment. In the event that Facility with respect to which the Advance is to be made is subject to a Lease with the GSA, the appropriate Borrower shall have (1) executed and delivered to the Lender an Assignment of U.S. Government Contract and (2) submitted to the GSA a Notice of Assignment for execution.

            (B) The Borrowers shall have executed and delivered to the Lender, not less than 10 Business Days (or such lesser period of time as shall be agreed to by the parties) prior to the proposed Advance Closing Date, a Request for Borrowing.

            (C) Opinions of Counsel. The Lender shall have received from Skadden, Arps, Slate, Meagher & Flom L.L.P., counsel to the Affiliated Entities, a legal opinion in substantially the form attached hereto as Exhibit P; and from each local counsel to the Borrowers, its legal opinion in substantially the form attached hereto as Exhibit Q. Each of such legal opinions will be addressed to the Lender, the Insurer and the Rating Agencies, dated the Advance Closing Date, and in form and substance satisfactory to the Lender and its counsel. Each Borrower hereby instructs such counsel to deliver such opinions.

            (D) Corporate and LLC Documents. The Lender shall have received with respect to each Affiliated Entity its Charter Document, as amended, modified or supplemented to the Advance Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 20 days prior to the Advance Closing Date, together with a good standing certificate from such Secretary of State and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which such Affiliated Entity is required to be qualified to transact business, each to be dated a date not more than 20 days prior to the Advance Closing Date.

            (E) Certified Resolutions, etc. The Lender shall have received a certificate of the secretary or assistant secretary of each Affiliated Entity dated the Advance Closing Date, certifying (i) the names and true signatures of its incumbent officers authorized to sign the applicable Loan Documents, (ii) its Organizing Document as in effect on the Advance Closing Date, (iii) the resolutions of its board of directors or other analogous body approving and authorizing the execution, delivery and performance of all Loan Documents executed by it, and (iv) that there have been no changes in its Charter Document since the date of the most recent certification thereof by the appropriate Secretary of State.

            (F) Insurance. The Lender shall have received certificates of insurance demonstrating insurance coverage in respect of the Facility of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Related Mortgage. Such certificates shall indicate that the Lender and the Collateral Agent are named additional insured as their interests may appear and shall contain a loss payee endorsement in favor of the Lender and the Collateral Agent with respect to the property policies required to be maintained under the Mortgage. All insurance policies required to be maintained hereunder shall be maintained from the Advance Closing Date throughout the term of this Agreement in the types and amounts required under the Mortgages.

            (G) Lien Search Reports. The Lender shall have received satisfactory reports of UCC (collectively, the "UCC Searches"), tax lien, judgment and litigation searches conducted by a search firm acceptable to the Lender with respect to the Collateral relating to the Advance, each Borrower and the Guarantor, such searches to be conducted in the state and county in which the Individual Property to be acquired is located and to be dated not more than 25 days prior to the Advance Closing Date.

            (H) Title Insurance Policy. The Lender shall have received a commitment (in form and substance satisfactory to the Lender) to issue the Title Insurance Policy which shall, without limitation, include the requirements set forth on Schedule 5 attached hereto.

            (I) Environmental Matters. The Lender shall have received an Environmental Report with respect to the Facility (which, if prepared on or after the date of this Agreement, shall be addressed to the Lender as well as the Borrowers), which Environmental Report shall be acceptable to the Lender and show no adverse environmental condition on the Facility, such Environmental Report to be conducted by an Independent environmental engineer acceptable to the Lender.

            (J) Consents, Licenses, Approvals etc. The Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrowers, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

            (K) Due Diligence. The Lender shall have received the letter of intent relating to the applicable Borrower's (or prospective Borrower's) proposed purchase of the Facility, the Lease or Leases relating to such Facility (or such other written evidence of the terms and conditions of such purchase as shall be in form and substance satisfactory to the Lender), the Borrowers' economic and underwriting analysis with respect to such Facility and such other certificates (including a certificate of occupancy, if available, reflecting the use of the Facility as of the Advance Closing Date), lease summaries or abstracts prepared by the Borrowers or the Borrowers' counsel, opinions, documents (including the purchase agreement pursuant to which the applicable Borrower intends to acquire the Facility) and instruments (including, if available, a letter from the appropriate Governmental Authority regarding the zoning of the Facility) relating to the Advance as may have been reasonably requested by the Lender, and all corporate and other proceedings, all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to the Lender.

            (L) Representations and Warranties. The representations and warranties herein and in the other Loan Documents shall be true and correct in all material respects on such date both before and after giving effect to the making of the Advance.

            (M) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after giving effect to the making of the Advance.

            (N) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Advance or the Loan or the consummation of the Transactions.

            (O) Survey. The Lender shall have received the Survey with respect to the Facility which shall, without limitation, include the requirements set forth on Schedule 4 attached hereto.

            (P) Engineering Report. The Lender shall have received the Engineering Report with respect to the Facility (which, if prepared on or after the date of this Agreement, shall be addressed to the Lender as well as the Borrowers) prepared by a firm acceptable to the Lender in its sole discretion and showing no adverse structural condition.

            (Q) Appraisal. The Lender shall have received the Appraisal by an Appraiser with respect to the Facility (which, if prepared on or after the date of this Agreement, shall be addressed to the Lender as well as the Borrowers).

            (R) Transaction Costs. The Borrowers shall have paid (or agreed to pay at closing from the proceeds of the Advance) all Transaction Costs for which bills have been submitted and have not been previously paid.

            (S) No Mandatory Prepayment. The Borrowers shall not be required under Section 2.7(c), either before or after giving effect to the requested Advance, to apply Preliminary Excess Cash Flow to repay the Loan.

            (T) Site Inspection. The Lender shall have performed, or caused to be performed on its behalf, an on-site due diligence review of the Facility to be acquired with the Advance satisfactory to the Lender in its sole discretion.

            (U) Effect on Mortgaged Property. The inclusion of the Facility to be acquired with the Advance shall not result in a violation of any Pool Requirement.

            (V) Financial Information. The Lender shall have received acceptable financial information relating to the Facility to be acquired with the Advance, including, but not limited to, operating statements, rent roll, the most recent audited consolidated financial statements and unaudited quarterly consolidated financial statements.

            (W) Financial Statements. With respect to the first Advance Closing Date, the Lender shall have received pro forma financial statements for the first year of operation of the Borrowers reflecting the Borrowers' reasonable and good faith projections.

            (X) Property Management Agreement. The Lender shall have received the Property Management Agreement with respect to the Facility, certified by the Borrowers to be true and correct and in full force and effect.

            (Y) Leases. The Lender shall have received each Lease with respect to the Facility, certified by the Borrowers to be true and correct and in full force and effect.

            (Z) MTNs. The Lender shall have issued MTNs in an aggregate principal amount equal to the amount sufficient for the Lender to realize net cash proceeds in an amount not less than the amount of such Advance (provided, that the Lender shall use reasonable efforts to issue MTN's in such amount if all other conditions precedent set forth in Section 3.1 and this Section 3.3 have been satisfied).

            Section 3.4. Acceptance of Borrowings. The acceptance by the Borrowers or any Borrower of the proceeds of an Advance shall constitute a representation and warranty by the Borrowers to the Lender that all of the conditions to be satisfied under Section 3.3 in connection with the making of the Advance have been satisfied or waived in accordance with Section 8.4.

            Section 3.5. Form of Loan Documents and Related Matters. The Note and all of the certificates, agreements, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the Lender, and shall be satisfactory in form and substance to the Lender in its reasonable discretion (unless the form thereof is prescribed herein).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            Section 4.1. Closing Date Borrower Representations. Each Borrower represents and warrants that, as of the Closing Date:

            (A) Organization. Each Borrower (i) is a duly organized and validly existing limited liability company or limited partnership, as applicable, in good standing under the laws of its state of formation, (ii) has the requisite power and authority to carry on its business as now being conducted, and (iii) has the requisite power to execute and deliver, and perform its obligations under, this Agreement and the other Loan Documents to which it is a party.

            (B) Authorization. The execution and delivery by each Borrower of this Agreement and the other Loan Documents to which it is a party, such Borrower's performance of its obligations hereunder and thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite action on the part of such Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Charter Document of such Borrower or any indenture or material agreement or other instrument to which such Borrower is a party or by which such Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of such Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Closing Date, no Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of this Agreement.

            (C) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of such Borrower, threatened against any Borrower.

            (D) Agreements. No Borrower is a party to any agreement or instrument or subject to any restriction which is reasonably likely to have a Material Adverse Effect. No Borrower is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which any Borrower or any Individual Property is bound.

            (E) No Bankruptcy Filing. No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Borrower's assets or property, and such Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower.

            (F) Full and Accurate Disclosure. No statement of fact made by any Affiliated Entity in this Agreement or in any other Loan Document, or contained in any document supplied by any Affiliated Entity pursuant hereto or thereto (other than documents that are neither prepared nor executed by any Affiliated Entity) contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to such Borrower which has not been disclosed to the Lender which could reasonably be expected to have a Material Adverse Effect.

            (G) Location of Chief Executive Offices. The location of each Borrower's principal place of business and chief executive office is 1301 Avenue of the Americas, 42nd Floor, New York, New York 10019.

            (H) Compliance. Each Borrower complies in all material respects with all applicable legal requirements. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

            (I) Other Debt. No Borrower has borrowed or received other debt financing which is not fully repaid as of the date hereof or is not otherwise permitted hereunder.

            (J) ERISA. Each Plan, and, to the knowledge of such Borrower, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, its terms and the applicable provisions of ERISA, the Code and any other federal or state law applicable to it, and no event or condition has occurred and is continuing as to which any Borrower would be under an obligation to furnish a report to the Lender under Section 5.1(U)(i).

            (K) Solvency. Giving effect to the Transactions contemplated hereby, the fair saleable value of each Borrower's assets exceeds and will, immediately following the execution and delivery of this Agreement, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of each Borrower's assets is and will, immediately following the execution and delivery of this Agreement, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. No Borrower's assets constitute and, immediately following the execution and delivery of this Agreement, no Borrower's assets will constitute, unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, or believes that it will, incur debts and liabilities (including, without limitation, Contingent Liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

            (L) Not Foreign Person. No Borrower is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            (M) Single-Purpose Entity.

                  (i) Each Borrower and the Guarantor at all times since its formation has been, and will continue to be, a duly formed and existing limited liability company or limited partnership, as applicable, in the state of its formation and a Single-Purpose Entity.

                  (ii) Each Borrower and the Guarantor at all times since its formation has complied, and will continue to comply, with the provisions of its Charter Document and Organizing Document and the laws of its state of formation relating to limited liability companies or limited partnerships, as applicable.

                  (iii) All customary formalities regarding the legal existence of each Borrower and the Guarantor have been observed at all times since its formation and will continue to be observed.

                  (iv) Each Borrower and the Guarantor has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of its members or partners, Affiliates of its members or partners and any other Person. Neither any Borrower nor the Guarantor has at any time since its formation commingled, and neither the Borrower nor the Guarantor will commingle, its assets with those of its members or partners, any Affiliates of its members or partners, or any other Person (other than, in the case of Borrowers only, other Borrowers, as provided under the Loan Documents). Each Borrower and the Guarantor has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account (other than, in the case of Borrowers only, bank accounts maintained jointly with the other Borrowers pursuant to the Loan Documents).

                  (v) Each Borrower and the Guarantor has at all times since its formation paid, and will continue to pay, its own liabilities (including, in the case of the Borrowers, the joint and several liabilities arising under the Loan Documents) from its own separate assets.

                  (vi) Each Borrower and the Guarantor has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under such Person's own name and as a separate and distinct entity. Neither any Borrower nor the Guarantor has at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity. Neither any Borrower nor the Guarantor has at any time since its formation identified, and will not identify its members or partners or any Affiliates of its members or partners, as being a division or part of such Borrower or the Guarantor, as the case may be.

                  (vii) Each Borrower and the Guarantor has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

                  (viii) Neither any Borrower nor the Guarantor has at any time since its formation assumed or guaranteed, and neither any Borrower nor the Guarantor will assume or guarantee, the liabilities of its members or partners (or any predecessor company), any Affiliates of its members or partners, or any other Persons, except as permitted by or pursuant to this Agreement and the other Loan Documents. Neither any Borrower nor the Guarantor has at any time since its formation acquired, and neither any Borrower nor the Guarantor will acquire, obligations or securities of its members or partners (or any predecessor company), or any Affiliates of its members or partners. Neither any Borrower nor the Guarantor has at any time since its formation made, and neither any Borrower nor the Guarantor will make, loans to its members or partners (or any predecessor company), or any Affiliates of its members or partners.

                  (ix) Neither any Borrower nor the Guarantor has at any time since its formation entered into or was a party to, and neither any Borrower nor the Guarantor will enter into or be a party to, any transaction with its members or partners (or any predecessor company) or any Affiliates of its members or partners (other than pursuant to the Loan Documents) except in the ordinary course of business of such Person on terms which are no less favorable to such Person than would be obtained in a comparable arm's length transaction with an unrelated third party.

            (N) Enforceability. This Agreement is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles.

            (O) Investment Company Act; Public Utility Holding Company Act. No Borrower is (i) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (P) Capitalization. Except as set forth on Schedule 3, no Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is directly or indirectly owned, in whole or in part, by any other Person. Set forth on Schedule 3 is a description of the Borrowers' capital structure.

            (Q) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

            (R) Labor Matters. No Borrower is a party to any collective bargaining agreements.

            (S) Appraised Values, Purchase Prices and All-In Costs. Schedule 2 accurately sets forth the Appraised Value, purchase price and all-in cost (including legal expenses, brokerage fees, financing costs, third party due diligence and other transaction costs) of each Individual Property to be financed as of the initial Advance Closing Date.

            Section 4.2. Advance Closing Date Borrower Representations. As of each Advance Closing Date, each Borrower shall represent and warrant that:

            (A) Organization. Each Borrower (i) is a duly organized and validly existing limited liability company or limited partnership, as applicable, in good standing under the laws of its state of formation, (ii) has the requisite power and authority to own its properties (including, without limitation, the Mortgaged Property) and to carry on its business as now being conducted and is qualified to do business in every jurisdiction in which a Facility is located, and (iii) has the requisite power to execute and deliver, and perform its obligations under, the Note, the Mortgages and all of the other Loan Documents to which it is a party.

            (B) Authorization. The execution and delivery by each Borrower of the Note, the Mortgages and each of the other Loan Documents, such Borrower's performance of its obligations thereunder and the creation of the security interests and liens provided for in this Agreement and the other Loan Documents to which it is a party (i) have been duly authorized by all requisite action on the part of such Borrower, (ii) will not violate any provision of any Legal Requirements, any order of any court or other Governmental Authority, the Charter Document or Organizing Document of such Borrower or any indenture or material agreement or other instrument to which such Borrower is a party or by which such Borrower is bound, and (iii) will not be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property or assets of such Borrower pursuant to, any such indenture or material agreement or instrument. Other than those obtained or filed on or prior to the Advance Closing Date, no Borrower is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority or other agency in connection with or as a condition to the execution, delivery or performance of the Note, the Mortgages or the other Loan Documents executed and delivered by such Borrower on or prior to the applicable Advance Closing Date.

            (C) Litigation. Except for claims that are fully covered by valid policies of insurance held by the appropriate Borrower, and except as disclosed in writing to the Lender, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending and served or, to the knowledge of such Borrower, threatened against any Borrower or any Individual Property, which actions, suits or proceedings, if determined against any Borrower or any Individual Property, might result in a Material Adverse Effect.

            (D) Title to the Mortgaged Property. Good, marketable and insurable fee simple title to each Facility is owned by a Borrower, free and clear of all Liens, other than the Permitted Encumbrances applicable to that Facility. There are no outstanding options to purchase or rights of first refusal affecting any Facility.

            (E) Full and Accurate Disclosure. No statement of fact made by any Affiliated Entity in this Agreement or in any other Loan Document, or contained in any document supplied by any Affiliated Entity pursuant hereto or thereto (other than documents that are neither prepared nor executed by any Affiliated Entity) contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to such Borrower which has not been disclosed to the Lender which could reasonably be expected to have a Material Adverse Effect.

            (F) Compliance. Except for matters set forth in the Engineering Reports and in the Environmental Reports and except for matters described in
Section 4.2(L) (as to which the provisions of Section 4.2(L) shall apply), each Borrower, each Facility and the applicable Borrower's use thereof and operations thereat comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. No Borrower is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which is reasonably likely to have a Material Adverse Effect.

            (G) Use of Proceeds: Margin Regulations. Each Borrower will use the proceeds of the Advance for the purposes described in Section 2.2. No part of the proceeds of the Advance will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements.

            (H) Financial Information. All financial data concerning the Borrowers and the Facilities that has been delivered by the Borrowers to the Lender is true, complete and correct in all material respects and are prepared in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to the Lender, there has been no adverse change in the financial position of any Borrower or the Facilities, or in the results of operations of any Borrower. No Borrower has incurred any obligation or liability, contingent or otherwise, not reflected in such financial data which might adversely affect its business operations or any Facility.

            (I) Condemnation. No Taking has been commenced or, to such Borrower's knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Facility.

            (J) Other Debt. Except for the debt to be repaid from the proceeds of the Advance, no Borrower has borrowed or received other debt financing whether unsecured or secured by any Individual Property or any part thereof.

            (K) Utilities and Public Access. Each Facility has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as otherwise disclosed by the Surveys, all public utilities necessary to the continued use and enjoyment of each Facility as presently used and enjoyed are located in the public right-of-way abutting the premises, and all such utilities are connected so as to serve such Facility without passing over other property. All roads necessary for the full utilization of each Facility for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities or are the subject of access easements for the benefit of the Facility.

            (L) Environmental Compliance. After due inquiry, except for matters set forth in the Environmental Reports delivered to the Lender in connection with the Advance or prior Advances (true, correct and complete copies of which have been provided to the Lender by the Borrowers):

                  (i) Each Borrower is in full compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by such Borrower of all environmental, health and safety permits, licenses and other governmental authorizations required in connection with the ownership and operation of the Individual Property under all Environmental Laws, except where the failure to comply with such laws is not reasonably likely to result in a Material Adverse Effect.

                  (ii) There is no Environmental Claim pending or, to such Borrower's knowledge, threatened, and no penalties arising under Environmental Laws have been assessed, against any Borrower or against any Person whose liability for any Environmental Claim such Borrower has or may have retained or assumed either contractually or by operation of law, and no investigation or review is pending or, to the knowledge of such Borrower, threatened by any Governmental Authority, citizens group, employee or other Person with respect to any alleged failure by any Borrower or any Individual Property to have any environmental, health or safety permit, license or other authorization required under, or to otherwise comply with, any Environmental Law or with respect to any alleged liability of any Borrower for any Use or Release of any Hazardous Substances.

                  (iii) There have been and are no past or present Releases of any Hazardous Substance that are reasonably likely to form the basis of any Environmental Claim against any Borrower or, to such Borrower's knowledge, against any Person whose liability for any Environmental Claim any Borrower has or may have retained or assumed either contractually or by operation of law.

                  (iv) Without limiting the generality of the foregoing, there is not present at, on, in or under the Individual Property, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for Hazardous Substances, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

                  (v) No liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Individual Property and, to such Borrower's knowledge, no Governmental Authority has been taking or is in the process of taking any action that could subject the Individual Property to Liens under any Environmental Law.

                  (vi) There have been no environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of any Borrower in relation to an Individual Property which have not been made available to the Lender.

            (M) Solvency. Giving effect to the transactions contemplated hereby, the fair saleable value of each Borrower's assets exceeds and will, immediately following the making of the Advance, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of each Borrower's assets is and will, immediately following the making of the Advance, be greater than such Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. No Borrower's assets constitute and, immediately following the making of the Advance no Borrower's assets will constitute, unreasonably small capital to carry out its business as conducted or as proposed to be conducted. No Borrower intends to, or believes that it will, incur debts and liabilities (including, without limitation, Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Borrower).

            (N) Single-Purpose Entity.

                  (i) Each Borrower and the Guarantor at all times since its formation has been, and will continue to be, a duly formed and existing limited liability company or limited partnership, as applicable, in the state of its formation and a Single-Purpose Entity.

                  (ii) Each Borrower and the Guarantor at all times since its formation has complied, and will continue to comply, with the provisions of its Charter Document and Organizing Document and the laws of its state of formation relating to limited liability companies or limited partnerships, as applicable.

                  (iii) All customary formalities regarding the legal existence of each Borrower and the Guarantor have been observed at all times since its formation and will continue to be observed.

                  (iv) Each Borrower and the Guarantor has at all times since its formation accurately maintained, and will continue to accurately maintain, its financial statements, accounting records and other corporate documents separate from those of its members or partners, Affiliates of its members or partners and any other Person. Neither any Borrower


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
      nor the Guarantor has at any time since its formation commingled, and neither the Borrower nor the Guarantor will commingle, its assets with those of its members or partners, any Affiliates of its members or partners, or any other Person (other than, in the case of Borrowers only, other Borrowers, as provided under the Loan Documents). Each Borrower and the Guarantor has at all times since its formation accurately maintained, and will continue to accurately maintain, its own bank accounts and separate books of account (other than, in the case of Borrowers only, bank accounts maintained jointly with the other Borrowers pursuant to the Loan Documents).

                  (v) Each Borrower and the Guarantor has at all times since its formation paid, and will continue to pay, its own liabilities (including, in the case of the Borrowers, the joint and several liabilities arising under the Loan Documents) from its own separate assets.

                  (vi) Each Borrower and the Guarantor has at all times since its formation identified itself, and will continue to identify itself, in all dealings with the public, under such Person's own name and as a separate and distinct entity. Neither any Borrower nor the Guarantor has at any time since its formation identified itself, and will not identify itself, as being a division or a part of any other entity. Neither any Borrower nor the Guarantor has at any time since its formation identified, and will not identify its members or partners or any Affiliates of its members or partners, as being a division or part of such Borrower or the Guarantor, as the case may be.

                  (vii) Each Borrower and the Guarantor has been at all times since its formation and will continue to be adequately capitalized in light of the nature of its business.

                  (viii) Neither any Borrower nor the Guarantor has at any time since its formation assumed or guaranteed, and neither any Borrower nor the Guarantor will assume or guarantee, the liabilities of its members or partners (or any predecessor company), any Affiliates of its members or partners, or any other Persons, except as permitted by or pursuant to this Agreement and the other Loan Documents. Neither any Borrower nor the Guarantor has at any time since its formation acquired, and neither any Borrower nor the Guarantor will acquire, obligations or securities of its members or partners (or any predecessor company), or any Affiliates of its members or partners. Neither any Borrower nor the Guarantor has at any time since its formation made, and neither any Borrower nor the Guarantor will make, loans to its members or partners (or any predecessor company), or any Affiliates of its members or partners.

                  (ix) Neither any Borrower nor the Guarantor has at any time since its formation entered into or was a party to, and neither any Borrower nor the Guarantor will enter into or be a party to, any transaction with its members or partners (or any predecessor company) or any Affiliates of its members or partners (other than pursuant to the Loan Documents) except in the ordinary course of business of such Person on terms which are no less favorable to such Person than would be obtained in a comparable arm's length transaction with an unrelated third party.

            (O) Separate Lots. Each Facility is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.

            (P) Assessments. There are no pending or, to the knowledge of such Borrower, proposed special or other assessments for public improvements or otherwise affecting any Facility, nor, to the knowledge of such Borrower, are there any contemplated improvements to any Facility that may result in such special or other assessments.

            (Q) Mortgage and Other Liens. Each Mortgage creates a valid and enforceable first mortgage Lien on the Individual Property described therein, as security for the repayment of the Secured Obligations, subject only to the Permitted Encumbrances applicable to that Individual Property. Each Collateral Security Instrument establishes and creates a valid, subsisting and enforceable Lien on and a security interest in, or claim to, the rights and property described therein. All property covered by any Collateral Security Instrument is subject to a UCC financing statement filed and/or recorded, as appropriate (or irrevocably delivered to an agent for such recordation or filing), in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such Collateral Security Instrument to the extent governed by the UCC. All continuations and any assignments of any such financing statements have been or will be timely filed or refiled, as appropriate, in the appropriate recording offices.

            (R) Enforceability. The Note, each Mortgage and each other Loan Document executed by any Borrower in connection with the applicable Advance, including, without limitation, any Collateral Security Instrument, is the legal, valid and binding joint and several obligation of the Borrowers, enforceable against such Borrower in accordance with its terms, subject to bankruptcy, insolvency and other limitations on creditors' rights generally and to equitable principles and the other matters described in the opinions delivered pursuant to
Section 3.3(B). The Note, each such Mortgage and such other Loan Documents are, as of the Advance Closing Date, not subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, nor will the operation of any of the terms of the Note, each such Mortgage and such other Loan Documents, or the exercise of any right thereunder, render any of the Mortgages unenforceable against any Borrower, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense by any Borrower, including the defense of usury, and no Borrower has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

            (S) Interest Rate Protection Agreements. The Assignments of Interest Rate Protection Agreement establish and create valid, subsisting and enforceable Liens on and security interests in, or claims to, the rights and property described therein. All property covered by the Assignments of Interest Rate Protection Agreement is subject to UCC financing statements filed and/or recorded, as appropriate, in all places necessary to perfect a valid first priority Lien with respect to the rights and property that are the subject of such document to the extent governed by the UCC.

            (T) No Prior Assignment. As of the Advance Closing Date, (i) the Lender is the assignee of each Borrower's interest under the Leases; (ii) with respect to each Lease which is not a GSA Lease, each Assignment of Rents creates a valid and enforceable present assignment of the Rents payable under such Lease, and with respect to each GSA Lease, each Assignment of U.S. Government Contract will create, upon the execution and delivery by the contracting officer with respect to such GSA Lease of a Notice of Assignment, a valid and enforceable present assignment of the Rents payable under such GSA Lease; and
(iii) there are no Notices of Assignment in effect with respect to any GSA Lease and no prior assignments of the Leases or any portion of the Rent due and payable or to become due and payable which are presently outstanding.

            (U) Property Management Agreements. Each Property Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

            (V) Permits; Certificate of Occupancy. Each Borrower has obtained all Permits necessary to use and operate each Facility for its intended use. The use being made of each Facility is in conformity in all material respects with the certificate of occupancy and/or Permits for such Facility and any other restrictions, covenants or conditions affecting such Facility.

            (W) Flood Zone. Except as shown on the Surveys, none of the Facilities is located in a flood hazard area as defined by the Federal Insurance Administration.

            (X) Physical Condition. Each Facility is free of structural defects and all building systems contained therein are in good working order in all material respects subject to ordinary wear and tear, except as disclosed in the Engineering Reports.

            (Y) Security Deposits. Each Borrower is in compliance with all Legal Requirements relating to all security deposits with respect to the Facilities as to which failure to comply is reasonably likely to have a Material Adverse Effect.

            (Z) No Defaults. No Default or Event of Default exists under or with respect to any Loan Document.

            (AA) No Encroachments. All of the Improvements which were included in determining the appraised value of the Individual Property lie wholly within the boundaries and building restriction lines of the Individual Property, and no improvements on adjoining properties encroach upon the Individual Property, and no easements or other encumbrances upon the Individual

Property encroach upon any of the Improvements, so as to affect the value or marketability of the Individual Property except those which are insured against by title insurance. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

            Section 4.3. Survival of Representations. Each Borrower agrees that
(i) all of the representations and warranties of the Borrowers set forth in
Section 4.1 and elsewhere in this Agreement (but not in Section 4.2) and in the other Loan Documents delivered on the Closing Date are made as of the Closing Date (except as expressly otherwise provided), (ii) all of the representations and warranties of the Borrowers set forth in Section 4.2 and elsewhere in this Agreement (including in Section 4.1) and in the other Loan Documents are made, or reaffirmed, as of each Advance Closing Date, and (iii) all representations and warranties made by the Borrowers shall survive the delivery of the Note and making of the Advances and continue for so long as any amount remains owing to the Lender under this Agreement, the Note or any of the other Loan Documents; provided, however, that the representations set forth in Section 4.2(L) shall survive in perpetuity. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by the Lender notwithstanding any investigation heretofore or hereafter made by the Lender or on its behalf.


                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

            Section 5.1. Borrower Covenants. Each Borrower covenants and agrees that, from the date hereof (or, to the extent such covenants relate to a Facility, from the Advance Closing Date with respect to such Facility) and until payment in full of the Secured Obligations (or with respect to a particular Individual Property, the earlier release of its Related Mortgage):

            (A) Existence; Compliance with Legal Requirements; Insurance. Each Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, rights, licenses, Permits and franchises necessary for the conduct of its business and comply with all Legal Requirements and Insurance Requirements applicable to it and each Individual Property. Each Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property necessary for the continued conduct of its business and keep each Facility in good repair, working order and condition, except for reasonable wear and use, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Each Borrower shall keep each Individual Property insured at all times, by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in the Mortgages.

            (B) Impositions and Other Claims. Each Borrower shall pay and discharge or cause to be paid and discharged all Impositions, as well as all lawful claims for labor, materials and supplies or otherwise, which could become a Lien, all as more fully provided in, and subject to any rights to contest contained in, the Mortgages, including the right to contest Impositions for which reserves have been maintained in compliance with GAAP.

            (C) Litigation. Each Borrower shall give prompt written notice to the Lender of any litigation or governmental proceedings pending or threatened (in writing) against any Borrower which is reasonably likely to have a Material Adverse Effect.

            (D) Environmental Remediation.

                  (i) If any investigation, site monitoring, cleanup, removal, restoration or other remedial work of any kind or nature is required pursuant to an order or directive of any Governmental Authority or under any applicable Environmental Law (collectively, the "Remedial Work"), because of or in connection with the current or future presence, suspected presence, Release or suspected Release of a Hazardous Substance on, under or from a Facility or any portion thereof, the Borrowers shall promptly commence and diligently prosecute to completion all such Remedial Work. In all events, such Remedial Work shall be commenced within 30 days after any demand therefor by the Lender or such shorter period as may be required under any applicable Environmental Law; provided, however, that the Borrowers shall not be required to commence such Remedial Work within the above specified time periods: (x) if prevented from doing so by any Governmental Authority, (y) if commencing such Remedial Work within such time periods would result in any Borrower or such Remedial Work violating any Environmental Law or (z) if the Borrowers, at their expense and after prior notice to the Lender, are contesting by appropriate legal, administrative or other proceedings conducted in good faith and with due diligence the need to perform Remedial Work, as long as (1) the Borrowers are permitted by the applicable Environmental Laws to delay performance of the Remedial Work pending such proceedings, (2) neither the Facility nor any part thereof or interest therein will be sold, forfeited or lost if the Borrowers perform the Remedial Work being contested, and the Borrowers would have the opportunity to do so, in the event of the Borrowers' failure to prevail in the contest, (3) the Lender would not, by virtue of such permitted contest, be exposed to any risk of any civil liability for which the Borrowers have not furnished additional security as provided in clause (4) below, or to any risk of criminal liability, and neither the Facility nor any interest therein would be subject to the imposition of any lien for which the Borrowers have not furnished additional security as provided in clause (4) below, as a result of the failure to perform such Remedial Work and (4) the Borrowers shall have furnished to the Lender additional security in respect of the Remedial Work being contested and the loss or damage that may result from the Borrowers' failure to prevail in such contest in such amount as may be reasonably requested by the Lender.

                  (ii) If requested by the Lender, all Remedial Work under clause (i) above in an aggregate amount greater than or equal to $500,000 shall be performed by contractors, and under the supervision of a consulting Engineer, each approved in advance by the Lender which approval will not be unreasonably withheld or delayed. All costs and expenses reasonably incurred in connection with such Remedial Work shall be paid by the Borrowers. If the Borrowers do not timely commence and diligently prosecute to completion the Remedial Work, the Lender may (but shall not be obligated to), upon 30 days prior written notice to the Borrowers of its intention to do so, cause such Remedial Work to be performed. The Borrowers shall pay or reimburse the Lender on demand for all Advances (as defined in the Mortgages) and expenses (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lender) reasonably relating to or incurred by the Lender in connection with monitoring, reviewing or performing any Remedial Work in accordance herewith.

                  (iii) The Borrowers shall not commence any Remedial Work under clause (i) above, nor enter into any settlement agreement, consent decree or other compromise relating to any Hazardous Substances or Environmental Laws which is reasonably likely to have a Material Adverse Effect. Notwithstanding the foregoing, if the presence or threatened presence of Hazardous Substances on, under or about any Individual Property poses an immediate threat to the health, safety or welfare of any Person or the environment, or is of such a nature that an immediate response is necessary, the Borrowers may complete all necessary Remedial Work. In such events, the Borrowers shall notify the Lender as soon as practicable and, in any event, within three Business Days, of any action taken.

            (E) Environmental Matters: Inspection.

                  (i) The Borrowers shall not permit a Hazardous Substance to be present on, under or to emanate from a Facility, or migrate from adjoining property controlled by any Borrower onto or into a Facility, except under conditions permitted by applicable Environmental Laws and, in the event that such Hazardous Substances are present on, under or emanate from a Facility, or migrate onto or into a Facility, the Borrowers shall cause the removal or remediation of such Hazardous Substances, in accordance with this Agreement and Environmental Laws. The Borrowers shall use best efforts to prevent, and to seek the remediation of, any migration of Hazardous Substances onto or into any Facility from any adjoining property.

                  (ii) Upon reasonable prior written notice, the Lender shall have the right at all reasonable times to enter upon and inspect all or any portion of any Facility, provided that such inspections shall not unreasonably interfere with the operation or the tenants, residents or occupants of such Facility. If the Lender suspects that Remedial Work may be required, the Lender may select a consulting Engineer to conduct and prepare reports of such inspections. The Borrowers shall be given a reasonable opportunity to review any reports, data and other documents or materials reviewed or prepared by the Engineer, and to submit comments and suggested revisions or rebuttals to same. The inspection rights granted to the Lender in this Section 5.1(E) shall be in addition to, and not in limitation of, any other inspection rights granted to the Lender in this Agreement, and shall expressly include the right (if the Lender suspects that Remedial Work may be required) to conduct soil borings, establish ground water monitoring wells and conduct other customary environmental tests, assessments and audits.

                  (iii) Borrower agrees to bear and shall pay or reimburse the Lender on demand for all sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lender) reasonably relating to, or incurred by the Lender in connection with, the inspections and reports described in this Section 5.1(E) (to the extent such inspections and reports relate to any Facility) in the following situations:

                  (x) If the Lender has reasonable grounds to believe, at the time any such inspection is ordered, that there exists an occurrence or condition that could lead to an Environmental Claim;

                  (y) If any such inspection reveals an occurrence or condition that could lead to an Environmental Claim; or

                  (z) If an Event of Default with respect to any Facility exists at the time any such inspection is ordered, and such Event of Default relates to any representation, covenant or other obligation pertaining to Hazardous Substances, Environmental Laws or any other environmental matter.

            (F) Environmental Notices. The Borrowers shall promptly provide notice to the Lender of:

                  (i) any Environmental Claim asserted by any Governmental Authority with respect to any Hazardous Substance on, in, under or emanating from any Facility, which might impair the value of the Lender's security interests hereunder or have a Material Adverse Effect;

                  (ii) any proceeding, investigation or inquiry commenced or threatened in writing by any Governmental Authority, against any Borrower, with respect to the presence, suspected presence, Release or threatened Release of Hazardous Substances from or onto, in or under any property not owned by any Borrower, including, without limitation, proceedings under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. Section 9601, et seq., which might impair the value of the Lender's security interests hereunder or have a Material Adverse Effect;

                  (iii) all Environmental Claims asserted or threatened against any Borrower, against any other party occupying any Facility or any portion thereof which become known to any Borrower or against such Facility, which might impair the value of the Lender's security interests hereunder or have a Material Adverse Effect;

                  (iv) the discovery by any Borrower of any occurrence or condition on any Facility or on any real property adjoining or in the vicinity of such Facility which could reasonably be expected to lead to an Environmental Claim against any Borrower or the Lender; and

                  (v) the commencement or completion of any Remedial Work.

            (G) Copies of Notices. The Borrowers shall transmit to the Lender copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described in Section 5.1(F).

            (H) Environmental Claims. The Lender and/or, to the extent authorized by the Lender, Deed of Trust Trustee, may join and participate in, as a party if the Lender so determines, any legal or administrative proceeding or action concerning a Facility or any portion thereof under any Environmental Law, if, in the Lender's reasonable judgment, the interests of the Lender or Deed of Trust Trustee will not be adequately protected by the Borrowers. The Borrowers agree on a joint and several basis to bear and shall pay or reimburse the Lender or Deed of Trust Trustee on demand for all reasonable sums advanced and expenses incurred (including reasonable attorneys' fees and disbursements, but excluding internal overhead, administrative and similar costs of the Lender and Deed of Trust Trustee) incurred by the Lender and/or Deed of Trust Trustee in connection with any such action or proceeding.

            (I) Indemnification. The Borrowers agree on a joint and several basis to indemnify, reimburse, defend, and hold harmless the Lender, Deed of Trust Trustee and the Collateral Agent (and its officers, directors, agents and employees) for, from, and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, disbursements and expenses, and reasonable consultants' fees, disbursements and expenses (but excluding internal overhead, administrative and similar costs of the Lender and any Deed of Trust Trustee), imposed on, or incurred by the Lender or such Deed of Trust Trustee or the Collateral Agent, directly or indirectly, in connection with any of the following, except to the extent same are directly and solely caused by the Lender's or such Deed of Trust Trustee's gross negligence or willful misconduct:

                  (i) events, circumstances, or conditions which are alleged to, or do, form the basis for an Environmental Claim;

                  (ii) any pollution or threat to human health or the environment that is related in any way to any Borrower's or any previous owner's or operator's management, use control, ownership or operation of any Facility, including, without limitation, all on-site and off-site activities involving Hazardous Substances, and whether occurring, existing or arising prior to or from and after the date hereof, and whether or not the pollution or threat to human health or the environment is described in the Environmental Reports;

                  (iii) any Environmental Claim against any Person whose liability for such Environmental Claim any Borrower has or may have assumed or retained either contractually or by operation of law; or

                  (iv) the breach of any representation, warranty or covenant set forth in Section 4.2(L) and Sections 5.1(D) through 5.1(I), inclusive.

            The indemnity provided in this Section 5.1(I) shall not be included in any exculpation of any Borrower, the Indemnitors, the Borrower's Agent or the Guarantor from personal liability provided in this Agreement or in any of the other Loan Documents. Nothing in this Section 5.1(I) shall be deemed to deprive the Lender of any rights or remedies provided to it elsewhere in this Agreement or the other Loan Documents or otherwise available to it under law. The indemnity provided in this Section 5.1(I) shall survive the termination of the Loan Documents or the earlier resignation or removal of the Collateral Agent.

            (J) Access to Facilities. Each Borrower shall permit agents, representatives and employees of the Lender to inspect each Facility or any part thereof at such reasonable times as may be requested by the Lender upon reasonable advance notice of not less than two Business Days, subject, however, to the rights of the tenants of the Facility.

            (K) Notice of Default. The Borrowers shall promptly advise the Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Event of Default, or of the occurrence of any Default.

            (L) Cooperate in Legal Proceedings. Except with respect to any claim by the Borrowers against the Lender, each Borrower shall cooperate fully with the Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of the Lender hereunder or any rights obtained by the Lender under any of the Loan Documents and, in connection therewith, not prohibit the Lender, at its election, from participating in any such proceedings.

            (M) Perform Loan Documents. Each Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Loan Documents executed and delivered by such Borrower.

            (N) Insurance Benefits. Each Borrower shall cooperate with the Lender in obtaining for the Lender the benefits of any Insurance Proceeds lawfully or equitably payable to the Lender in connection with each Individual Property, and the Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements and the payment by the Lender of the reasonable expense of an Appraisal on behalf of the Borrowers in case of a fire or other casualty affecting such Individual Property or any part thereof, but excluding internal overhead, administrative and similar costs of the Lender) out of such Insurance Proceeds, all as more specifically provided in the Mortgages.

            (O) Further Assurances. The Borrowers shall, at the Borrowers' sole cost and expense:

                  (i) upon the Lender's request therefor given from time to time (but, other than in connection with the Advance Closing Dates, in no event more often than once every two years during the term of this Agreement), pay for (a) reports of UCC, tax lien, judgment and litigation searches with respect to any Borrower and (b) searches of title to each Facility, each such search to be conducted by search firms designated by the Lender in each of the locations designated by the Lender;

                  (ii) furnish to the Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, Appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished pursuant to the terms of the Loan Documents or reasonably requested by the Lender in connection therewith;

                  (iii) execute and deliver to the Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Note, as the Lender may reasonably require; and

                  (iv) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as the Lender shall reasonably require from time to time.

            (P) Management of Mortgaged Property. Each of the Facilities will be managed at all times by a Property Manager pursuant to a Property Management Agreement until terminated as herein provided. Pursuant to each Property Manager's Subordination, the applicable Property Manager will agree that the applicable Property Management Agreement is subject and subordinate in all respects to the Lien of the Related Mortgage. Each Property Management Agreement may be terminated by the Lender upon 30 days prior written notice to the Borrowers and the applicable Property Manager (a) upon the occurrence of an Event of Default of the type described in clause (i) through (iv) of Section 7.1, or (b) if the Property Manager commits any act which would permit termination under the Property Management Agreement, or (c) there is a proposed change in the majority control of any Borrower (or an Affiliate of any Borrower) which will require notification of the Rating Agencies; provided, however, that the Lender hereby waives compliance with the foregoing requirements with respect to each Property Management Agreement in effect as of the Closing Date until such Property Management Agreement is subject to renewal or expiration by its terms or is otherwise terminated. The Borrowers may from time to time appoint a successor manager to manage any of the Facilities with the Lender's prior written consent. Notwithstanding the foregoing, any successor property manager selected hereunder by the Lender or the Borrowers to serve as Property Manager shall be a reputable management company having at least seven years' experience in the management of commercial buildings of a similar type and quality in the state in which the Facility is located. The Borrowers further covenant and agree that each Property Manager (including any successor property manager serving as a Property Manager) shall at all times during the term of the Loan after the first Advance maintain worker's compensation insurance as required by Governmental Authorities.

            (Q) Further Agreements Regarding Property Management Agreements and Leases. Each Borrower further covenants and agrees with the Lender as follows:

            (a) Each Borrower shall cause each Facility to be operated pursuant to the applicable Property Management Agreement and the applicable Lease.

            (b) Each Borrower shall:

                  (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the applicable Property Management Agreement and Leases and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                  (ii) promptly notify the Lender of any default or any notice of termination delivered under any Property Management Agreement or Lease of which it is aware;

                  (iii) promptly deliver to the Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under any Property Management Agreement or Lease and

                  (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Property

            Manager under any Property Management Agreement or the GSA or other lessee under any Lease.

            (R) Financial Reporting.

                  (i) The Borrowers shall keep and maintain or shall cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis acceptable to the Lender) consistently applied, books, records and accounts reflecting in reasonable detail all of the financial affairs of the Borrowers and all items of income and expense in connection with the operation of each Facility and in connection with any services, equipment or furnishings provided in connection with the operation of each Facility, whether such income or expense may be realized by the Borrowers or by any other Person whatsoever. The Lender shall have the right from time to time at all times during normal business hours upon reasonable prior written notice to the Borrowers to examine such books, records and accounts at the office of the Borrowers or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as the Lender shall desire. After the occurrence of an Event of Default with respect to the Borrowers or any Facility, the Borrowers shall pay any costs and expenses incurred by the Lender to examine the Borrowers' accounting records with respect to such Facility, as the Lender shall reasonably determine to be necessary or appropriate in the protection of the Lender's interest.

                  (ii) The Borrowers shall cause each Affiliated Entity to furnish to the Lender annually, within 120 days following the end of each Fiscal Year, a complete copy of such Affiliated Entity's financial statements audited by an Independent certified public accountant acceptable to the Lender (Lender hereby agreeing that any "Big Six" certified public accounting firm, or any successor by merger thereto, shall be acceptable to the Lender) in accordance with GAAP (or such other accounting basis reasonably acceptable to the Lender) consistently applied covering such Affiliated Entity's financial position and results of operations, including consolidated and consolidating balance sheets for each Facility, for such Fiscal Year and containing a statement of revenues and expenses, a statement of cash flow, a statement of assets and liabilities and a statement of such Affiliated Entity's equity.

      Together with each Affiliated Entity's annual financial statements, the Borrowers shall cause such Affiliated Entity to furnish to the Lender an Officer's Certificate certifying as of the date thereof (x) that the annual financial statements present fairly in all material respects the results of operations and financial condition of such Affiliated Entity all in accordance with GAAP consistently applied, and (y) in the case of the Borrowers, whether there exists an Event of Default or Default, and if such Event of Default or Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy same.

                  (iii) The Borrowers shall cause each Affiliated Entity to furnish to the Lender, within 45 days following the end of each Fiscal Year quarter, a complete copy of such Affiliated Entity's unaudited financial statements prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to the Lender) consistently applied covering such Affiliated Entity's financial position and results of operations, including consolidated and consolidating balance sheets for each Facility, for such quarter and containing a statement of revenues and expenses, a statement of assets and liabilities and a statement of such Affiliated Entity's equity.

                  (iv) The Borrowers shall furnish to the Lender, within 25 days following the end of each month, in a form reasonably satisfactory to the Lender, (x) a true, complete and correct cash flow statement with respect to each Facility for that month, (y) information for each Facility as of the end of that month in sufficient detail to show the average monthly occupancy rates and (z) a calculation of each Debt Service Coverage Ratio as of the last day of such month, together with an Officer's Certificate in a form reasonably satisfactory to the Lender.

                  (v) The Borrowers shall furnish to the Lender copies of all SEC filings by any Affiliated Entity.

                  (vi) The Borrowers shall furnish to the Lender, within 15 Business Days after request, such further information with respect to the operation of any Facility and the financial affairs of the Borrowers as may be reasonably requested by the Lender, including all business plans prepared for the Borrowers.

                  (vii) The Borrowers shall furnish to the Lender, within 15 Business Days after request, such further information regarding any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA as may be reasonably requested by the Lender.

            (S) Conduct of Business. The Borrowers shall cause the operation of each Facility to be conducted at all times in a manner consistent with at least the level of operation of such Facility as of the applicable Advance Closing Date, including, without limitation, the following:

                  (i) to operate or cause to be operated each Facility with the same degree of skill and diligence as would be demonstrated by a nationally recognized, well qualified independent professional property manager with extensive experience in the management, operation, leasing and construction management of large, first class, mixed-use projects in major metropolitan areas, and otherwise in a prudent manner in compliance in all material respects with applicable Legal Requirements and Insurance Requirements relating thereto and cause all licenses, Permits and any other agreements necessary for the continued use and operation of each Facility; and

                  (ii) to maintain or cause to be maintained sufficient Inventory and Equipment of types and quantities at each Facility to enable the Borrowers to operate such Facility.

            (T) Interest Rate Protection Agreements. If the Debt Service Coverage Ratio (Actual) as of any date falls below the Required Debt Service Coverage Ratio (Actual), the Borrowers shall promptly enter into, or shall cause an Affiliate of the Borrowers approved by the Lender to enter into, an Interest Rate Protection Agreement and shall collaterally assign the Interest Rate Protection Agreement, or cause it to be collaterally assigned, to the Lender pursuant to an Assignment of Interest Rate Protection Agreement. The Interest Rate Protection Agreement shall (a) extend until a date not earlier than the Maturity Date, (b) be in an amount not less than the amount of the Principal Indebtedness outstanding at the time, (c) cause the Debt Service Coverage Ratio (Actual), had it been calculated accounting for the effect of such Interest Rate Protection Agreement, to equal or exceed the Required Debt Service Coverage Ratio (Actual), (d) be with a financial institution having a credit rating of at least "AA" by the Rating Agencies, (e) be otherwise in form and substance reasonably satisfactory to the Lender and (f) have been paid in full through its maturity by the Borrowers or, if applicable, the Borrowers' Affiliate (or will be so paid from proceeds of the Advance).

            (U) ERISA. The Borrowers shall deliver to the Lender as soon as possible, and in any event within 10 days after any Borrower knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of each Borrower setting forth details respecting such event or condition and the action, if any, that the Borrowers or their ERISA Affiliate propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by any Borrower or an ERISA Affiliate with respect to such event or condition):

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                  (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrowers or an ERISA Affiliate to terminate any Plan;

                  (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA;

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within 30 days;

                  (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections; and

                  (vii) the imposition of a lien or a security interest in connection with a Plan.

            (V) Tangible Net Worth. The Borrowers shall at all times maintain aggregate Tangible Net Worth in an amount equal to or greater than the greater of (i) 15% of the aggregate All-In Costs of all Facilities owned by the Borrowers or any Borrower and (ii) $20,000,000.

            (W) Letters of Intent. Each Borrower shall give the Lender prompt written notice of each letter of intent or other similar document executed by such Borrower and the seller of a Facility with respect to such Borrower's acquisition of a Facility.

            (X) Operating Budget. The Borrowers shall, prior to the Closing Date, adopt a budget of Operating Income, Operating Expenses, Basic Carrying Costs, Debt Service, tenant improvements, leasing commissions and Capital Improvement Costs (an "Operating Budget") for the period commencing on the Closing Date and ending on December 31 of the calendar year during which the Closing Date occurs. By September 1 of each calendar year, the Borrowers shall provide to the Lender a time schedule for establishing a Operating Budget for the calendar year immediately following such date. Such schedule shall specify the date (not later than December 1 of such year) by which the Borrowers will deliver to the Lender a proposed Operating Budget (a "Proposed Operating Budget") and a final Operating Budget (a "Final Operating Budget") for such calendar year, and the Borrowers shall deliver such Proposed Operating Budget to the Lender on or prior to such date. Any objection to a Proposed Operating Budget by the Lender shall be delivered to the Borrowers within 10 Business Days after delivery of such Proposed Operating Budget by the Lender. Any such objections shall be resolved in writing to the satisfaction of the Lender and the Borrowers prior to the adoption of the Final Operating Budget. Each Operating Budget shall present information on a monthly basis, including Operating Income, Operating Expenses, Basic Carrying Costs, Debt Service, tenant improvements, leasing commissions and Capital Improvement Costs. Promptly upon adoption thereof, the Final Operating Budget shall be delivered to the Lender. If for any reason the Borrowers shall not have adopted a Final Operating Budget before the beginning of any calendar year, the Final Operating Budget for the preceding calendar year (with each item of Operating Costs therein being deemed increased by 3% from the corresponding item in the preceding year's Final Operating Budget, provided that such increases shall not be allowed in the event that the Borrowers fail to adopt a Final Operating Budget for more than one consecutive calendar year) shall, until the adoption of a new Final Operating Budget, be deemed to be in force and effective as the Final Operating Budget for such calendar year.

            (Y) Estoppel Certificates; Notices of Assignment. Within 90 days after the funding of each Advance, the Borrowers shall deliver to the Lender (i) an Estoppel Certificate executed by each lessee with respect to each Lease (other than a GSA Lease) to which the Individual Property to which such Advance relates is subject; and (ii) a Notice of Assignment and estoppel certificate executed by the GSA with respect to each GSA Lease to which such Individual Property is subject.

            (Z) Property Manager's Subordination. Each Borrower shall use its best efforts to cause each Property Manager to execute and deliver to the Lender a Property Manager's Subordination.

            (AA) Initial Capital Requirement. On the Advance Closing Date for any Advance, other than the initial Advance Closing Date, the Borrowers shall, upon the Lender's request, deposit or cause to be deposited into the Capital Reserve Sub-Account an amount not greater than the Initial Capital Requirement with respect to the Facility to be financed by such Advance.


                                   ARTICLE VI

                              NEGATIVE COVENANTS

            Section 6.1. Borrower Negative Covenants. Each Borrower covenants and agrees that, until payment in full of the Secured Obligations (or, with respect to any particular Individual Property, the earlier release of the Related Mortgage), it will not do, directly or indirectly, any of the following unless the Lender consents thereto in writing:

            (A) Liens on the Mortgaged Property. Incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Lien with respect to any Individual Property, except: (i) Liens in favor of the Lender and
(ii) the Permitted Encumbrances.

            (B) Transfer. Except as expressly permitted by or pursuant to this Agreement or the Mortgages, allow any Transfer to occur.

            (C) Other Borrowings. Incur, create, assume, become or be liable in any manner with respect to Other Borrowings, except that (i) the Borrowers may incur indebtedness or other obligations to Alpine Realty Investments, LLC pursuant to the Transfer Agreement in connection with the purchase of Eligible Properties provided that such indebtedness is unsecured, subordinate to the full repayment of the Secured Obligations and in amounts and on terms satisfactory to the Lender; and (ii) the Borrowers may obtain financing subordinate to the Secured Obligations in an aggregate principal amount not to exceed an amount equal to 10% of the aggregate All-In Costs of the Mortgaged Property, provided that, prior to the indefeasible repayment in full of the Secured Obligations and the expiration of the Financing Period, no amount shall be payable or paid in respect of such financing other than with (1) funds that may be released to the Borrowers from time to time pursuant to Section 2.12(f) or (2) capital contributions that are received by the Borrowers from time to time. For the avoidance of doubt, the obligations owing to Alpine Realty Investments, LLC are not prohibited by this Agreement.)

            (D) Dissolution. Dissolve, terminate, liquidate, merge with or consolidate into another Person.

            (E) Change In Business. Cease to be a Single-Purpose Entity, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

            (F) Debt Cancellation. Cancel or otherwise forgive or release any material claim or debt owed to any Borrower by any Person, except for adequate consideration or in the ordinary course of such Borrower's business.

            (G) Affiliate Transactions. Enter into, or be a party to, any transaction with an Affiliate of any Borrower, except in the ordinary course of business and on terms which are fully disclosed to the Lender in advance and are no less favorable to such Borrower or such Affiliate than would be obtained in a comparable arm's length transaction with an unrelated third party.

            (H) Creation of Easements. Create, or permit any Facility or any part thereof to become subject to, any easement, license or restrictive covenant, other than a Permitted Encumbrance.

            (I) Misapplication of Funds. Distribute any Rents or Moneys received from Accounts in violation of the provisions of Section 2.12.

            (J) Certain Restrictions. Enter into any agreement which expressly restricts the ability of any Borrower to enter into amendments, modifications or waivers of any of the Loan Documents.

            (K) Issuance of Equity Interests. Issue any equity interests of any Borrower other than the equity interests which are outstanding on the Closing Date, or issue any security or other instrument which by its terms is convertible into or exercisable or exchangeable for any equity interests of any Borrower; provided, however, that the Borrowers may, with the prior written consent of the Lender (which consent shall not be unreasonably withheld or delayed), issue or permit the Transfer of Non-Controlling Equity Interests.

            (L) Assignment of Licenses and Permits. Assign or transfer any of its interest in any Permits pertaining to any Facility, or assign, transfer or remove, or permit any other Person to assign, transfer or remove any records pertaining to any Facility without the Lender's prior written consent, which consent may be granted or refused in the Lender's sole discretion.

            (M) Place of Business. Change its chief executive office or its principal place of business without giving the Lender at least 30 days' prior written notice thereof and promptly providing the Lender such information as the Lender may reasonably request in connection therewith.

            (N) Leases. Without the Lender's prior consent, (i) surrender, terminate, assign (other than to the Collateral Agent) or cancel any Lease, (ii) reduce, or consent to the reduction of, the term of any Lease, (iii) increase, or consent to the increase of, the amount of any charges under any Lease, (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, any Lease in any material respect or (v) permit any Lease to be assigned by the lessee thereof; provided, however, that a Borrower may, without the Lender's consent, extend the term of any Lease to which it is a party; provided further, that a Borrower may, in connection with the extension of the term of a Lease, allow a lessee to not pay Rent for a reasonable, limited period of time, provided that no such arrangement shall, without the Lender's prior written consent, (A) reduce the net present value of Rent payments to be received by such Borrower with respect to the applicable Facility, (B) cause any Debt Service Coverage Ratio to be reduced below the applicable Required Debt Service Coverage Ratio or (C) cause a violation of any Pool Requirement.

            (O) Bankruptcy. Prior to the date that is one year and one day after all of indebtedness that may from time to time be owing by the Lender has been paid in full, take any action or institute any proceeding, or permit any Affiliate of any Borrower to take any action or institute any proceeding, against the Lender under any bankruptcy or insolvency law applicable to the Lender or which would be reasonably likely to cause the Lender to be subject to, or seek the protection of, any such bankruptcy or insolvency law.

            (P) No Joint Assessment. Suffer, permit or initiate the joint assessment of any Facility (i) with any other real property constituting a separate tax lot, and (ii) with any portion of the Facility which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Facility as a single lien.

            (Q) Substantive Consolidation Certificate. Perform any act or omit to perform any act, in either case if the effect of such act or omission, as the case may be, is to cause any statement of fact set forth in the Substantive Consolidation Certificate to not be true and correct.


                                  ARTICLE VII

                                   DEFAULTS

            Section 7.1.Event of Default. The occurrence of one or more of the following events shall be an "Event of Default" hereunder:

                  (i) if on any Payment Date the funds in the Debt Service Payment Sub-Account are insufficient to pay the Required Debt Service Payment due on such Payment Date, and such insufficiency continues until 10:00 a.m., New York City time, on the second Business Day following such Payment Date;

                  (ii) if the Borrowers fail to pay the outstanding Indebtedness on the date which is five Business Days prior to the Maturity Date, and such failure continues until 10:00 a.m., New York City Time, on the date which is three Business Days prior to the Maturity Date;

                  (iii) if on the date any payment of a Basic Carrying Cost would become delinquent, the funds in the Basic Carrying Costs Sub-Account required to be reserved pursuant to Section 2.12(f), if any, together with any funds in the Collection Account not allocated to another Sub-Account (excluding all funds which are utilized in the calculation in clause (i) above to prevent the determination of an Event of Default thereunder) are insufficient to make such payment;

                  (iv) the occurrence of the event identified in Sections 2.12(e) or 2.12(f) as constituting an "Event of Default" or the Borrowers shall be in default under its obligations identified in Section 2.12(h) (except, in each case, to the extent caused by the act or omission of the Collateral Agent);

                  (v) if the Borrowers fails to pay any other amount payable pursuant to this Agreement or any other Loan Document when due and payable in accordance with the provisions hereof or thereof, as the case may be, and such failure continues for ten days after the Lender delivers written notice thereof to the Borrowers;

                  (vi) if any representation or warranty made herein or in any other Loan Document, or in any report, certificate, financial statement or other Instrument, agreement or document furnished by any Borrower in connection with this Agreement, the Note or any other Loan Document executed and delivered by such Borrower, shall be false in any material respect as of the date such representation or warranty was made, and such Borrower fails, within 30 days after being notified of such falsity by the Lender, in the event that the condition that made such representation or warranty false is capable of being corrected within 30 days such that the Lender's rights and ability to enforce such rights under this Agreement and the other Loan Documents are and will be in no way impaired as a result of the failure of such representation or warranty to be true when made, to correct such condition such that no such impairment exists or will exist;

                  (vii) if any Affiliated Entity makes an assignment for the benefit of creditors;

                  (viii) if a receiver, liquidator or trustee shall be appointed for any Affiliated Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, any Affiliated Entity or if any proceeding for the dissolution or liquidation of any Affiliated Entity shall be instituted; provided, however, that if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Affiliated Entity, upon the same not being discharged, stayed or dismissed within 60 days, or if such Affiliated Entity shall generally not be paying its debts as they become due;

                  (ix) if any Borrower delegates or purports to delegate its obligations or assign its rights under this Agreement, any of the other Loan Documents or any interest herein or therein, or if any Transfer occurs other than in accordance with this Agreement, the Mortgages or any other Loan Document;

                  (x) if any provision of the Charter Document or the Organizing Document of any Borrower affecting the purpose for which such Borrower is formed is amended or modified in any material respect which may adversely affect the Lender or the Collateral Agent, or if such Borrower or its owner fails to perform or enforce the provisions of such Charter Document or Organizing Document or attempts to dissolve such Borrower, or if any Borrower breaches any of its representations, warranties or covenants set forth in Sections 4.1(M), 4.2(N) or 6.1(E);

                  (xi) if an Event of Default as defined or described in the Note, the Mortgages or any other Loan Document occurs, whether as to the Borrowers or any Borrower or any Individual Property or all or any portion of the Mortgaged Property;

                  (xii) if any Borrower shall fail to observe any term, condition, requirement or obligation set forth in Section 6.1 and, in the case of a violation of Section 6.1(I) that is not material and that does not constitute gross negligence or wilful misconduct, such failure shall continue for one Business Day;

                  (xiii) if an event or condition specified in Section 5.1(U) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any ERISA Affiliate shall incur or in the opinion of the Lender shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of the Lender, a Material Adverse Effect;

                  (xiv) if any Borrower shall fail to observe any term, covenant, covenant, condition or other requirement under any Loan Document, Lease or Contract (other than as set forth in clauses (i) through (xiii) above), and such failure shall continue for 10 days after notice to the Borrowers from the Lender or its successors or assigns, in the case of any such failure which can be cured by the payment of a sum of money, or for 30 days after notice from the Lender or its successors or assigns, in the case of any other such failure (unless otherwise provided herein or in such other Loan Document); provided, however, that if such non-monetary failure is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that the Borrowers shall have commenced to cure such failure within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such failure, but in no event shall such period exceed 60 days after the original notice from the Lender; or

                  (xv) if the Borrowers shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Other Borrowings aggregating $1,000,000 or more; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Other Borrowings, if the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Other Borrowings, or permit the holder(s) of such Other Borrowings to accelerate the maturity of any such Other Borrowings or require a redemption or other repurchase of such Other Borrowings; or any such Other Borrowings shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrowers or any Borrower (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                  (xvi) if a Change of Control shall occur;

                  (xvii) if the Collateral Agent shall fail for any reason to have a perfected, first-priority Lien on all of the Collateral, subject only to Permitted Encumbrances (other than Permitted Encumbrances that are required by the terms of this Agreement to be subordinate to the Collateral Agent's Lien on the Collateral;

                  (xviii) if, at any time after Year 3, any Debt Service Coverage Ratio shall be less than the applicable Required Debt Service Coverage Ratio; or

                  (xix) if, at any time after Year 3, any Pool Requirement shall not be satisfied;

then, upon the occurrence of any such Event of Default and at any time thereafter, the Lender or its successors or assigns, may, in addition to any other rights or remedies available to it pursuant to this Agreement, the Note, the Mortgages and the other Loan Documents, or at law or in equity, take such action, without notice or demand, as the Lender or its successors or assigns, deems advisable to protect and enforce its rights against the Borrowers and in and to all or any portion of the Mortgaged Property, including, without limitation, declaring the entire Indebtedness to be immediately due and payable and may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against the Borrowers and/or the Mortgaged Property, including, without limitation, all rights or remedies available at law or in equity. Notwithstanding any other provision of this Section 7.1, an Event of Default that relates to only to an Individual Property shall be deemed cured upon the consummation of a Transfer of such Individual Property by the applicable Borrower and the satisfaction of the requirements of Section 2.7(a) on or before the expiration of the applicable cure period, if any, provided for in this
Section 7.1.

            Section 7.2. Remedies. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, other remedies available to the Lender or the Collateral Agent against the Borrowers under this Agreement, the Note, the Mortgages or any of the other Loan Documents executed by or with respect to the Borrowers, or at law or in equity may be exercised by the Lender or the Collateral Agent at any time and from time to time, whether or not all or any portion of the Indebtedness shall be declared due and payable, and whether or not the Lender or the Collateral Agent shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to any Individual Property or all or any portion of the Mortgaged Property. Any such actions taken by the Lender or the Collateral Agent shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Lender or the Collateral Agent may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Lender or the Collateral Agent permitted by law, equity or contract or as set forth herein or in the other Loan

Documents. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right to pay for the cost of curing such Event of Default by (i) expending its own funds, in which case the amount so expended shall be added to the principal balance of the Loan or (ii) withdrawing funds on deposit in the Collection Account or any Sub-Account.

            (b) In the event of the foreclosure or other action by the Lender or the Collateral Agent to enforce its remedies in connection with one or more of the Individual Properties or all or any portion of the Mortgaged Property, whether such foreclosure sale (or other remedy) yields Net Proceeds in an amount less than, equal to or more than the Allocated Loan Amount of such Individual Property or Mortgaged Property, the Lender will apply all Net Proceeds received to repay the Indebtedness in accordance with Section 2.8, Allocated Loan Amounts shall be adjusted (or not adjusted) in accordance with the definition of "Allocated Loan Amount", the Indebtedness shall be reduced to the extent of such Net Proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Mortgages and the other Loan Documents, it being understood and agreed by the Borrowers that the Borrowers are jointly and severally liable for the repayment of all the Indebtedness and that any "excess" foreclosure proceeds are part of the cross-collateralized and cross-defaulted security granted to the Collateral Agent pursuant to the Mortgages; provided, however, that the Note shall be deemed to have been accelerated only to the extent of the Net Proceeds actually received by the Lender or the Collateral Agent with respect to any Individual Property and applied in reduction of the Indebtedness evidenced by the Note in accordance with the provisions of the Note, after payment by the Borrowers of all transaction costs and expenses and costs of enforcement.

            Section 7.3. Remedies Cumulative. The rights, powers and remedies of the Lender and the Collateral Agent under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which the Lender or the Collateral Agent may have against the Borrowers pursuant to this Agreement or the other Loan Documents executed by or with respect to the Borrowers, or existing at law or in equity or otherwise. The Lender's or the Collateral Agent's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as the Lender or the Collateral Agent may determine in such Person's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon. Notwithstanding any other provision of this Agreement, the Lender and the Collateral Agent each reserves the right to seek a deficiency judgment or preserve a deficiency claim, in connection with the foreclosure of a Mortgage on an Individual Property, to the extent necessary to foreclose on other parts of the Mortgaged Property.


                                  ARTICLE VIII


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



                                  MISCELLANEOUS

                  Section 8.1. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of each Advance hereunder and the execution and delivery by the Borrowers to the Lender of the Note, and shall continue in full force and effect so long as any portion of the Secured Obligations is outstanding and unpaid; provided, however, that upon a prepayment with respect to a particular Individual Property as described in Section 2.7(a) and upon satisfaction of the other conditions set forth in Section 2.11, the Borrower owning such Individual Property shall be released of all liability under this Agreement (other than any liability with respect to environmental matters arising under Section 4.2(L) or Section 5.1(D) - (I), inclusive, hereof), the Note, the Related Mortgage, the applicable Assignment of Lease, and the other Loan Documents insofar as they concern such Individual Property, and such Borrower's member or partner shall be released of all liability under the Pledge and Security Agreement with respect to such Individual Property. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of the Borrowers or any Borrower shall inure to the benefit of the respective successors and assigns of the Lender. Nothing in this Agreement or in any other Loan Document, express or implied, shall give to any Person other than the parties and the holder of the Note, the Mortgages and the other Loan Documents, and their legal representatives, successors and assigns, any benefit or any legal or equitable right, remedy or claim hereunder.

                  Section 8.2. Lender's Discretion. Whenever pursuant to this Agreement, the Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Lender, the decision of the Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of the Lender and shall be final and conclusive.

                  Section 8.3. Governing Law. (a) This Agreement was negotiated in New York, and made by the Lender and accepted by the Borrowers in the State of New York, and the proceeds of the Note delivered pursuant hereto were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the Mortgages and the other Loan Documents shall be governed by and construed according to the law of the State in which the applicable Facility is located, it being understood that, to the fullest extent permitted by law of such States, the law of the State of New York shall govern the validity and the enforceability of all Loan Documents, and the Indebtedness or obligations arising hereunder or thereunder. To the fullest extent permitted by law, each Borrower hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Agreement and the Note, and this Agreement and the Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

         (b) Any legal suit, action or proceeding against the Lender or any Borrower arising out of or relating to this Agreement shall be instituted in any federal or state court in New York, New York, pursuant to Section 5-1402 of the New York General Obligations Law, and each Borrower waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each Borrower hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Each Borrower does hereby designate and appoint CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by such Borrower from time to time in accordance with the terms hereof) with a copy to such Borrower at its principal executive offices, Attention: Mr. William Doniger, and written notice of said service of such Borrower mailed or delivered to such Borrower in the manner provided herein shall be deemed in every respect effective service of process upon such Borrower, in any such suit, action or proceeding in the State of New York. Each Borrower (i) shall give prompt notice to the Lender of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

         Section 8.4. Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to or demand on any Borrower shall entitle any Borrower to any other or future notice or demand in the same, similar or other circumstances.

         Section 8.5. Delay Not a Waiver. Neither any failure nor any delay on the part of the Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note, or of any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, the Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

                  Section 8.6. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed if to the Lender at its address set forth on the first page hereof, if to the Collateral Agent at its address set forth on the first page hereof, and if to any Borrower at its address set forth on the first page hereof, or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 8.6. A copy of all notices, consents, approvals and requests directed to the Lender shall be delivered to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603,
Attention: Mr. Thomas W. Albrecht. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day. A party receiving a notice which does not comply with the technical requirements for notice under this Section 8.6 may elect to waive any deficiencies and treat the notice as having been properly given.

                  Section 8.7. TRIAL BY JURY. BORROWER AND LENDER, TO THE FULLEST EXTENT THAT EACH SUCH PERSON MAY LAWFULLY DO SO, EACH WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS.

                  Section 8.8. Headings. The Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 8.9. Assignment. The Lender shall have the right to assign this Agreement and/or any of the other Loan Documents and the obligations hereunder to any Person. This Agreement may not be assigned by any Borrower.

                  Section 8.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  Section 8.11. Preferences. The Lender shall have no obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the obligations of such Borrower or the Borrowers pursuant to this Agreement, the Note or any other Loan Document. The Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any Borrower to any portion of the obligations of any Borrower hereunder. To the extent the Borrowers make a payment or payments to the Lender for the Borrowers' benefit, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Lender.

                  Section 8.12. Waiver of Notice. No Borrower shall be entitled to any notices of any nature whatsoever from the Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by the Lender to the Borrowers and except with respect to matters for which the Borrowers are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each Borrower hereby expressly waives the right to receive any notice from the Lender with respect to any matter for which this Agreement or the other Loan Documents does not specifically and expressly provide for the giving of notice by the Lender to such Borrower.

                  Section 8.13. Remedies of Borrower. In the event that a claim or adjudication is made that the Lender or its agents has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgages or the other Loan Documents, the Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, the Borrowers agree that neither the Lender nor its agents shall be liable for any monetary damages, and Borrowers' sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether the Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

                  Section 8.14. Exhibits Incorporated. The Exhibits attached hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

                  Section 8.15. Offsets, Counterclaims and Defenses. Any assignee of the Lender's interest in and to this Agreement, the Note, the Mortgages and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to this

Agreement, the Note, the Mortgages and the other Loan Documents which any Borrower may otherwise have against any assignor or this Agreement, the Notes, the Mortgages and the other Loan Documents, and no such unrelated counterclaim or defense shall be interposed or asserted by any Borrower in any action or proceeding brought by any such assignee upon this Agreement, the Note, the Mortgages and other Loan Documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by each Borrower.

                  Section 8.16. No Joint Venture or Partnership. The Borrowers and the Lender intend that the relationship created hereunder be solely that of borrower and lender. Nothing herein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between any Borrower and the Lender nor to grant the Lender any interest in the Mortgaged Property other than that of mortgagee or lender.

                  Section 8.17. Waiver of Marshaling of Assets Defense. To the fullest extent that each Borrower may legally do so, each Borrower waives all rights to a marshaling of the assets of the Borrowers, the other Affiliated Entities and others with interests in such Borrower, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of the Lender under the Loan Documents to a sale of the Individual Property for the collection of the Secured Obligations without any prior or different resort for collection, or the right of the Lender or Deed of Trust Trustee to the payment of the Secured Obligations out of the Net Proceeds of the Individual Property in preference to every other claimant whatsoever.

                  Section 8.18. Waiver of Counterclaim. Each Borrower hereby waives the right to assert a counterclaim, other than compulsory counterclaim, in any action or proceeding brought against it by the Lender or its agents.

                  Section 8.19. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the Mortgages or any of the other Loan Documents, the provisions of this Agreement shall prevail. The parties hereto acknowledge that they were represented by counsel in connection with the negotiation and drafting of the Loan Documents and that the Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.

                  Section 8.20. Brokers and Financial Advisors. Each Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement except for MBIA Insurance Corporation (the "Advisor"). Borrower agrees to pay all amounts required to be paid to the Advisor pursuant to that certain engagement letter dated April 28, 1998, from the Advisor to Fortress Investment Holdings LLC. The Borrowers hereby agree on a joint and several basis to indemnify and hold the Lender and the Collateral Agent harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than the Advisor) that such Person acted on behalf of any Borrower in connection with the transactions contemplated herein. The provisions of this Section 8.20 shall survive the expiration and termination of this Agreement and the repayment of the Secured Obligations.

                  Section 8.21. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  Section 8.22. Estoppel Certificates. The Borrowers and the Lender each hereby agree at any time and from time to time upon not less than 15 days prior written notice by the Borrowers or the Lender to execute, acknowledge and deliver to the party specified in such notice, a statement, in writing, certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications hereto), and stating whether or not, to the knowledge of such certifying party, any Default or Event of Default has occurred and is then continuing, and, if so, specifying each such Default or Event of Default; provided, however, that it shall be a condition precedent to the Lender's obligation to deliver the statement pursuant to this Section 8.22, that the Lender shall have received, together with the Borrowers' request for such statement, an Officer's Certificate stating that no Default or Event of Default exists as of the date of such certificate (or specifying such Default or Event of Default).

                  Section 8.23. Payment of Expenses. The Borrowers shall, whether or not the Transactions are consummated, pay, on a joint and several basis, all Transaction Costs, which shall include, without limitation, (a) reasonable out-of-pocket costs and expenses of the Lender and the Collateral Agent in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents and the documents and instruments referred to therein, (ii) the creation, perfection or protection of the Lender's Liens in the Collateral (including, without limitation, fees and expenses for title and lien searches and filing and recording fees, third party due diligence expenses for each Facility plus travel expenses, accounting firm fees, costs of the Appraisals, Environmental Reports (and an environmental consultant), and the Engineering Reports), (iii) the negotiation, preparation, execution and delivery of any amendment, waiver or consent relating to any of the Loan Documents, (iv) the ongoing administration of, preservation of rights under and enforcement of the Loan Documents and the documents and instruments referred to therein, including any restructuring or rescheduling of the Indebtedness and (v) the issuance of the MTNs, (b) the reasonable fees, expenses and disbursements of counsel to the Lender and the Collateral Agent in connection with all of the foregoing, (c) all fees and expenses of the Collateral Agent and (d) all fees imposed by any Rating Agency at any time. Prior to retention of third parties, the Lender will consult with the Borrowers regarding the services required and the third parties selected to assure that costs will be reasonable in scope and amount. In the event that the Transactions are not consummated, the Borrowers shall pay, on a joint and several basis, all reasonable out-of-pocket costs and expenses of the Lender in connection with the negotiation, preparation, execution and issuance of its medium-term notes or such other securities issued by the Lender in order to finance the Transactions, including the reasonable fees, expenses and disbursements of counsel, underwriters, financial advisors and other advisors, and shall indemnify the Lender for any and all Breakage Costs and other losses resulting from the issuance of such securities. Notwithstanding the foregoing, the Borrowers shall not be required to pay the fees of counsel to the Lender in the event that the Transactions are not consummated as a result of the failure to issue MTNs due to the Lender's gross negligence or wilful misconduct.

                  Section 8.24. Bankruptcy Waiver. Each Borrower hereby agrees that, in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, in the event such Borrower shall (i) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended, (ii) be the subject of any order for relief issued under Title 11 of the U.S. Code, as amended, (iii) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or law relating to bankruptcy, insolvency or other relief of debtors,
(iv) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator or (v) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, the automatic stay provided by the Federal Bankruptcy Code shall be modified and annulled as to the Lender, so as to permit the Lender to exercise any and all of its remedies, upon request of the Lender made on notice to such Borrower and any other party in interest but without the need of further proof or hearing. No Borrower or any Affiliate of any Borrower shall contest the enforceability of this Section 8.24.


                  Section 8.25. Limited Recourse. The obligations of the Borrowers under this Agreement and the other Loan Documents are solely the corporate joint and several obligations of the Borrowers. No recourse shall be had for the payment of any amount owing in respect of the Loan or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Loan Document against any stockholder, employee, officer, director, agent or incorporator of any Borrower, except as expressly provided in any such Loan Document.

                  Section 8.26. Borrower's Agent. Fortress Investment Group LLC shall act as agent for the Borrowers (in such capacity, the "Borrower's Agent") for all purposes under this Agreement and the other Loan Documents. Any decision, approval, request or consent that the Borrowers or any Borrower are entitled to make or give under this Agreement or the other Loan Documents shall be made or given by the Borrower's Agent on behalf of such Borrower or the Borrowers, as the case may be. Any action taken by the Borrower's Agent on behalf of any

Borrower or the Borrowers under this Agreement or the other Loan Documents shall be binding upon such Borrower or the Borrowers, as the case may be, and the Lender, the Collateral Agent and each other Secured Party shall be entitled to rely conclusively upon any action so taken. Any notice, request or document to be delivered by the Lender, the Collateral Agent or any other Secured Party to any Borrower or the Borrowers under this Agreement or the other Loan Documents may be delivered to the Borrower's Agent, and shall be deemed delivered to each Borrower upon such delivery to the Borrower's Agent. All documents and other materials to be delivered by any Borrower or the Borrowers shall be delivered by the Borrower's Agent on behalf of such Borrower, and none of the Lender, the Collateral Agent, or any other Secured Party shall be required to deal directly with any Borrower with respect to any matter under this Agreement or any other Loan Document.

                  Section 8.27. Regarding the Collateral Agent. The Collateral Agent shall be afforded all of the rights, powers, protections, immunities and indemnities afforded to it under the Collateral Agency Agreement as if such rights, powers, protections, immunities and indemnities are set forth herein.

                            [Signature Page Follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                     LENDER:

                                     MERIDIAN FUNDING COMPANY, LLC, a
                                     Delaware limited liability company

                                     By:    MBIA Insurance Corporation,
                                            its attorney-in-fact



                                            By: /s/ Gerald T. Gill
                                                  Name:  Gerald T. Gill
                                                  Title: Vice President


                                     COLLATERAL AGENT:

                                     BANKERS TRUST COMPANY,
                                     as Collateral Agent only


                                     By: /s/ Craig Kantor
                                            Name:  Craig Kantor
                                            Title: Vice President


                                     BORROWER:

                                      FORTRESS GSA BURLINGTON L.L.C.,
                                      a Delaware limited liability company



                                      By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP: Asst. Secretary

                               FORTRESS GSA SACRAMENTO L.L.C.,
                               a Delaware limited liability company


                               By: /s/ Barry Edinburg
                                      Name:  Barry Edinburg
                                      Title: VP & Asst. Secretary


                               FORTRESS GSA SUFFOLK L.L.C.,
                               a Delaware limited liability company


                               By: /s/ Barry Edinburg
                                      Name:  Barry Edinburg
                                      Title: VP & Asst. Secretary


                              FORTRESS GSA PROVIDENCE L.L.C.,
                               a Delaware limited liability company


                               By: /s/ Barry Edinburg
                                      Name:  Barry Edinburg
                                      Title: VP & Asst. Secretary



                               FORTRESS GSA CONCORD L.L.C.,
                               a Delaware limited liability company


                               By: /s/ Barry Edinburg
                                      Name:  Barry Edinburg
                                      Title: VP & Asst. Secretary



                              FORTRESS GSA CALLOWHILL L.L.C.,
                               a Delaware limited liability company


                               By: /s/ Barry Edinburg
                                      Name:  Barry Edinburg
                                      Title: VP & Asst. Secretary

                                       FORTRESS GSA AURORA L.L.C.,
                                       a Delaware limited liability company


                                       By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP & Asst. Secretary


                                       FORTRESS GSA HUNTSVILLE L.L.C.,
                                       a Delaware limited liability company


                                       By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP & Asst. Secretary


                                       FORTRESS GSA PARFET L.L.C.,
                                       a Delaware limited liability company


                                       By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP & Asst. Secretary


                                       FORTRESS GSA NORFOLK L.L.C.,
                                       a Delaware limited liability company


                                       By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP & Asst. Secretary

                                  FORTRESS GSA HOUSTON, LP,
                                  a Delaware limited partnership

                                  By:    Fortress Houston GP Corp.,
                                         a Delaware corporation,
                                         its general partner


                                         By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP & Asst. Secretary


                                  FORTRESS GSA E STREET L.L.C.,
                                  a Delaware limited liability company

                                         By: /s/ Barry Edinburg
                                             Name:  Barry Edinburg
                                             Title: VP & Asst. Secretary

                                   Schedule 1

                                    Borrowers



Borrowers:                                        Addresses:

Fortress GSA Burlington L.L.C.            1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Sacramento L.L.C.            1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019 Fortress

GSA Suffolk L.L.C.                        1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Providence L.L.C.            1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Concord L.L.C.               1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Callowhill L.L.C.            1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Aurora L.L.C.                1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Huntsville L.L.C.            1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Parfet L.L.C.                1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY  10019

Borrowers:                                Addresses:


Fortress GSA Norfolk L.L.C.               1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA Houston, LP                  1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019

Fortress GSA E Street L.L.C.              1301 Avenue of the Americas
                                          42nd Floor
                                          New York, NY 10019


                                          (Attached)

                                   Schedule 2

   Initial Advance Amounts, Appraised Values, Purchase Prices and All-In Costs


                                   (Attached)

                                   Schedule 3

                          Capital Structure of Borrower


                                   (Attached)

                                   Schedule 4

                               Survey Requirements


                                   (Attached)

                                   Schedule 5

                          Title Insurance Requirements


                                   (Attached)

                                   Schedule 6

                              Permitted Transferees


                                   (Attached)

                                    Exhibit A

                             Promissory Note (Form)


                                   (Attached)

                                    Exhibit B

                          Contribution Agreement (Form)


                                   (Attached)

                                    Exhibit C

                       Collateral Agency Agreement (Form)


                                   (Attached)

                                    Exhibit D

                                Guarantee (Form)


                                   (Attached)

                                    Exhibit E

                      Pledge and Security Agreement (Form)


                                   (Attached)

                                    Exhibit F

                           Indemnity Agreement (Form)


                                   (Attached)

                                    Exhibit G

   Mortgage, Assignment of Rents, Security Agreement and Fixture Filing (Form)


                                   (Attached)

                                    Exhibit H

                       Present Assignment of Rents (Form)


                                   (Attached)

                                    Exhibit I

                  Assignment of U.S. Government Contract (Form)


                                   (Attached)

                                    Exhibit J

                           Notice of Assignment (Form)


                                   (Attached)

                                    Exhibit K

       Collateral Assignment of Interest Rate Protection Agreement (Form)


                                   (Attached)

                                   Exhibit L

   Property Manager's Consent and Subordination of Management Agreement (Form)


                                   (Attached)

                                    Exhibit M

                           Estoppel Certificate (Form)


                                   (Attached)

                                    Exhibit N

   Nonconsolidation Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (Form)


                                   (Attached)

                                    Exhibit O

     Closing Date Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (Form)


                                   (Attached)

                                    Exhibit P

 Advance Closing Date Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (Form)


                                   (Attached)

                                    Exhibit Q

                         Opinion of Local Counsel (Form)


                                   (Attached)

                                    Exhibit R

                          Description of Hedging Policy


                                   (Attached)

                                    Exhibit S

                Required Debt Service Payment Certificate (Form)


                                   (Attached)

                                    Exhibit T

                          Request for Borrowing (Form)


                                   (Attached)

                                    Exhibit U

                       Partnership Pledge Agreement (Form)


                                   (Attached)

                                    Exhibit V

                  Substantive Consolidation Certificate (Form)


                                   (Attached)